EXHIBIT 10.1

                                                                [EXECUTION COPY]




          ************************************************************


                             CORNELL COMPANIES, INC.
                  (formerly known as Cornell Corrections, Inc.)

                                       and

                              SUBSIDIARY GUARANTORS


                         ATLANTIC FINANCIAL GROUP, LTD.

                          -----------------------------


                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                            Dated as of July 21, 2000


                         ------------------------------


                             ING (U.S.) CAPITAL LLC,
                             as Administrative Agent

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                   SUNTRUST EQUITABLE SECURITIES CORPORATION,
                             as Documentation Agent
                                 and Co-Arranger

                                ING BARINGS LLC,
                         as Lead Arranger and Bookrunner


          ************************************************************

                                TABLE OF CONTENTS

      This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                           Page

SECTION 1. DEFINITIONS AND ACCOUNTING MATTERS................................1

      1.01  Certain Defined Terms............................................1
      1.02  Accounting Terms and Determinations.............................20
      1.03  Classes and Types of Loans......................................21

SECTION 2. COMMITMENTS, LOANS, NOTES AND PREPAYMENTS........................21

      2.01  Loans...........................................................21
      2.02  Borrowings of Loans.............................................22
      2.03  Changes of Commitments..........................................22
      2.04  Commitment Fee..................................................23
      2.05  Lending Offices.................................................23
      2.06  Several Obligations; Remedies Independent.......................23
      2.07  Notes...........................................................24
      2.08  Optional Prepayments and Conversions or Continuations of Loans..24
      2.09  Mandatory Prepayments...........................................24
      2.10  Letters of Credit...............................................27

SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST...............................30

      3.01  Repayment of Loans..............................................30
      3.02  Interest........................................................31

SECTION 4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC..................32

      4.01  Payments........................................................32
      4.02  Pro Rata Treatment..............................................33
      4.03  Computations....................................................33
      4.04  Minimum Amounts.................................................33
      4.05  Certain Notices.................................................33
      4.06  Non-Receipt of Funds by the Administrative Agent................34
      4.07  Sharing of Payments, Etc........................................34

SECTION 5. YIELD PROTECTION, ETC............................................35

      5.01  Additional Costs................................................35
      5.02  Limitation on Types of Loans....................................38
      5.03  Illegality......................................................38
      5.04  Treatment of Eurodollar Loans...................................38
      5.05  Compensation....................................................39
      5.06  Substitution of Lenders.........................................39
      5.07  Additional Costs in Respect of Letters of Credit................39

SECTION 6. GUARANTEE........................................................40

      6.01  The Guarantee...................................................40
      6.02  Obligations Unconditional.......................................40
      6.03  Reinstatement...................................................41

      6.04  Subrogation.....................................................41
      6.05  Remedies........................................................41
      6.06  Instrument for the Payment of Money.............................41
      6.07  Continuing Guarantee............................................41
      6.08  Rights of Contribution..........................................41
      6.09  General Limitation on Guarantee Obligations.....................42

SECTION 7. CONDITIONS PRECEDENT.............................................42

      7.01  Effectiveness of Fourth Amendment and Restatement...............42
      7.02  Capital Expenditures; Eligible Acquisitions.....................44
      7.03  Synthetic Lease Loans...........................................47
      7.04  Initial and Subsequent Extensions of Credit.....................47

SECTION 8. REPRESENTATIONS AND WARRANTIES...................................47

      8.01  Corporate Existence.............................................47
      8.02  Financial Condition.............................................47
      8.03  Litigation......................................................48
      8.04  No Breach.......................................................48
      8.05  Action..........................................................48
      8.06  Approvals.......................................................48
      8.07  Use of Credit...................................................48
      8.08  ERISA...........................................................48
      8.09  Taxes...........................................................49
      8.10  Investment Company Act..........................................49
      8.11  Public Utility Holding Company Act..............................49
      8.12  Material Agreements and Liens...................................49
      8.13  Environmental Matters...........................................49
      8.14  Capitalization..................................................51
      8.15  Subsidiaries, Etc...............................................51
      8.16  Title to Assets.................................................52
      8.17  True and Complete Disclosure....................................52
      8.18  Real Property...................................................52

SECTION 9. COVENANTS OF THE COMPANY.........................................52

      9.01  Financial Statements; Etc.......................................52
      9.02  Litigation......................................................55
      9.03  Existence, Etc..................................................55
      9.04  Insurance.......................................................56
      9.05  Prohibition of Fundamental Changes..............................57
      9.06  Limitation on Liens.............................................58
      9.07  Indebtedness....................................................59
      9.08  Investments.....................................................59
      9.09  Dividend Payments...............................................60
      9.10  EBITDA Ratio I..................................................60
      9.11  EBITDA Ratio II.................................................60
      9.12  Net Worth.......................................................61
      9.13  Interest Coverage Ratio.........................................61
      9.14  Fixed Charges Ratio.............................................62
      9.15  Capital Expenditures............................................62
      9.16  The Cornell Cox Group, L.P......................................62
      9.17  Sale Lease-back Transactions....................................62

      9.18  Discount of Accounts............................................63
      9.19  Interest Rate Protection Agreements.............................63
      9.20  Lines of Business...............................................63
      9.21  Transactions with Affiliates....................................63
      9.22  Use of Proceeds.................................................63
      9.23  Certain Obligations Respecting Subsidiaries.....................64
      9.24  Modifications of Certain Documents..............................64
      9.25  Post-closing Real Property......................................64

SECTION 10. THE LESSOR; EXERCISE OF REMEDIES UNDER LEASE....................65

      10.01 Covenants of Lessor.............................................65
      10.02 Lessor Obligations Nonrecourse; Payment from Certain Lease
            Obligations and Certain Proceeds of Leased Property Only........66
      10.03 Exercise of Remedies Under the Lease............................67

SECTION 11. EVENTS OF DEFAULT...............................................68

      11.01 Events of Default...............................................68
      11.02 Lease-Related Events of Default.................................71

SECTION 12. THE ADMINISTRATIVE AGENT........................................73

      12.01 Appointment, Powers and Immunities..............................73
      12.02 Reliance by Agent...............................................73
      12.03 Defaults........................................................73
      12.04 Rights as a Lender..............................................73
      12.05 Indemnification.................................................74
      12.06 Non-Reliance on Administrative Agent and Other Lenders..........74
      12.07 Failure to Act..................................................74
      12.08 Resignation or Removal of Administrative Agent..................74
      12.09 Consents under Other Basic Documents............................75

SECTION 13. MISCELLANEOUS...................................................75

      13.01 Waiver..........................................................75
      13.02 Notices.........................................................75
      13.03 Expenses, Etc...................................................76
      13.04 Amendments, Etc.................................................76
      13.05 Successors and Assigns; Obligations under Operative Documents...77
      13.06 Assignments and Participations..................................77
      13.07 Survival........................................................79
      13.08 Captions........................................................79
      13.09 Counterparts....................................................79
      13.10 Governing Law; Submission to Jurisdiction.......................79
      13.11 Waiver of Jury Trial............................................79
      13.12 Confidentiality.................................................79


SCHEDULE I    -    Material Agreements and Liens
SCHEDULE II   -    Environmental Matters
SCHEDULE III  -    Subsidiaries and Investments
SCHEDULE IV   -    Real Property
SCHEDULE V    -    Capital Stock, Equity Rights and Registration Rights
SCHEDULE VI   -    Existing Property, Indebtedness and Liabilities of The
                   Cornell Cox Group, L.P.

SCHEDULE VII  -    Loans to David Cornell and Steven Logan

EXHIBIT A-1   -    Form of Company Note
EXHIBIT A-2   -    Form of Lessor Note
EXHIBIT B-1   -    Form of Opinion of Texas Counsel to the Obligors
EXHIBIT B-2   -    Form of Opinion of New York Counsel to ING
EXHIBIT C-1   -    Form of Existing Security Agreement
EXHIBIT C-2   -    Form of Amendment to Security Agreement
EXHIBIT D     -    Form of Confidentiality Agreement
EXHIBIT E     -    Form of Assignment Agreement
EXHIBIT F     -    Form of Master Agreement

            FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 21, 2000 (as further amended, supplemented or modified from time to time, this "AGREEMENT") among: CORNELL COMPANIES, INC. (formerly known as Cornell Corrections, Inc.), a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS"; and the Subsidiary Guarantors collectively with the Company, the "OBLIGORS"); ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (the "LESSOR"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to SECTION 13.06(B) hereof, shall become a "Lender" hereunder (individually, a "LENDER" and, collectively, the "LENDERS"); and ING (U.S.) CAPITAL LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

            The Company, the Administrative Agent and the Lenders are parties to a Third Amended and Restated Credit Agreement, dated as of December 3, 1998 (as amended and in effect immediately prior to the date hereof, the "THIRD AMENDED AND RESTATED CREDIT AGREEMENT"), and the Company, the Administrative Agent and the Lenders wish to amend and restate the Third Amended and Restated Credit Agreement in its entirety, and the Lessor wishes to become a party to this Agreement. Accordingly, the Company, the Subsidiary Guarantors, the Lessor, the Administrative Agent and the Lenders agree that, subject to the terms and conditions of this Agreement, the Third Amended and Restated Credit Agreement is hereby amended and restated in its entirety to read as follows:

            SECTION 1. DEFINITIONS AND ACCOUNTING MATTERS.

            1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this SECTION 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

            "A COLLATERAL CONTRIBUTION" shall have the meaning given to that term in clause (d) of the definition of "Synthetic Lease Financing" in this
SECTION 1.01.

            "A LENDER" shall have the meaning given to that term in clause (b) of the definition of "Synthetic Lease Financing" in this SECTION 1.01.

            "A PERCENTAGE" shall have the meaning given to that term in the Master Agreement.

            "AFFILIATE" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing,
(a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries, (b) none of the Wholly Owned Subsidiaries of the Company shall be Affiliates and (c) neither the Administrative Agent, the Lessor, nor any of the Lenders shall be an Affiliate.

            "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

            "APPLICABLE MARGIN" shall mean 2.00% for Base Rate Loans and 3.00% for Eurodollar Loans; PROVIDED that if EBITDAR Ratio II as at the last day of any fiscal quarter of the Company after the first six months from the Closing Date shall fall within any of the ranges set forth in Schedule A below then, subject to the delivery to the Administrative Agent of a certificate of a senior financial officer of the Company demonstrating such fact, the "Applicable Margin" shall be reduced to the applicable percentage set forth in Schedule A below opposite such range (where "X" is EBITDAR Ratio II) as of the fifth Business Day following delivery of such certificate through the fifth Business Day following the date of delivery of such a certificate with respect to the next succeeding fiscal quarter (except that notwithstanding the foregoing, the Applicable Margin shall not as a consequence of this PROVISO be reduced at any time (i) prior to the six-month anniversary of the Closing Date, or (ii) during which a Default shall have occurred and be continuing):

                                   Schedule A


                                   APPLICABLE MARGIN    APPLICABLE MARGIN FOR
                                   FOR LOANS THAT ARE      LOANS THAT ARE
           EBITDAR RATIO II         BASE RATE LOANS       EURODOLLAR LOANS

            X > 4.00                     2.00%                  3.00%
              -

            4.00 > X > 3.50              1.75%                  2.75%
                     -

            3.50 > X > 3.00              1.50%                  2.50%
                     -

            3.00 > X > 2.50              1.25%                  2.25%
                     -

            X < 2.50                     1.00%                  2.00%

            "B AND C COLLATERAL CONTRIBUTION" shall have the meaning given to that term in clause (e) of the definition of "Synthetic Lease Financing" in this
SECTION 1.01.

            "B LOAN" shall have the meaning given to that term in the Master Agreement.

            "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

            "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

            "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

            "BASIC DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Guaranty Agreement, the Security Documents and the Letter of Credit Documents.

            "BUILDINGS" shall have the meaning given to that term in the Master Lease.

            "BUSINESS DAY" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City or Houston, Texas and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

            "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant, furniture, fixtures and equipment (including renewals, improvements and replacements thereof, but excluding repairs made in the ordinary course of business) during such period computed in accordance with GAAP.

            "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

            "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

            "CHANGE OF CONTROL" means the occurrence of any of the following:

            (a) if any person (as such term is used in section 13(d) and section 14(d)(2) of the Securities Exchange Act as in effect on the Closing Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Securities Exchange Act) become the "beneficial owners" (as such term is used in Rule 13d-3 under the Securities Exchange Act as in effect on the Closing Date), directly or indirectly, of more than forty percent (40%) of the issued and outstanding common stock or the total voting power of the Company; or

            (b) the failure of Initial Directors to constitute a majority of the board of directors of the Company.

            "CLOSING DATE" shall mean the date hereof.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL ACCOUNT" shall have the meaning assigned to such term in
Section 4.1 of the Security Agreement.

            "COLLATERAL SHARING DOCUMENTATION" shall mean the Intercreditor and Collateral Agency Agreement, dated as of July 15, 1998, among ING, as Collateral Administrative Agent, the Administrative Agent and the holders of the Senior Notes, as the same shall be modified and supplemented and in effect from time to time.

            "COLLATERAL SHARING DOCUMENTATION AMENDMENT" shall mean an amendment or other modification to the Collateral Sharing Documentation, in form and substance satisfactory to the Administrative Agent, providing that, irrespective of the respective priorities of the Liens of the Administrative Agent, the Lenders and the holders of the Senior Notes in the Property of the Company and its Subsidiaries,

            (x) subject to the A Collateral Contribution, the Liens of the Administrative Agent, the Lenders, the holders of the Senior Notes and the A Lenders in such Property shall, as between the Administrative Agent, the Lenders, the holders of the Senior Notes and the A Lenders, rank PARI passu, and

            (y) subject to the B and C Collateral Contribution, the Liens of the Administrative Agent, the Lenders, the holders of the Senior Notes and the B Lenders, and the interest of the Lessor, in such Property shall, as between the Administrative Agent, the Lenders, the holders of the Senior Notes, the B Lenders and the Lessor, rank PARI PASSU.

            "COMMITMENTS" shall mean the Revolving Credit Commitments and the Synthetic Lease Loan Commitments.

            "COMPLETION DATE" shall have the meaning given to that term in the Master Agreement.

            "CONSTRUCTION" shall have the meaning given to that term in the Master Agreement.

            "CONSTRUCTION AGENCY AGREEMENT" shall have the meaning given to that term in the Master Agreement.

            "CONSTRUCTION FAILURE PAYMENT" shall have the meaning given to that term in the Master Agreement.

            "CONSTRUCTION LAND INTEREST" shall have the meaning given to that term in the Master Agreement.

            "CONSTRUCTION TERM" shall have the meaning given to that term in the Master Agreement.

            "CONSTRUCTION TERM EXPIRATION DATE" shall have the meaning given to that term in the Master Agreement.

            "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to SECTION 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

            "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to SECTION 2.08 hereof of one Type of Loan into another Type of Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

            "CORRECTIONAL AND DETENTION FACILITY CONTRACT" shall mean any contract with a municipal, state or federal government, or agency, instrumentality or political subdivision thereof, relating to the management by the Company or its Subsidiaries of a correctional and/or detention facility or to other related lines of business, as amended or modified from time to time.

            "DEBT SERVICE" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) scheduled to be made during such period PLUS (b) all Interest Expense for such period.

            "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any Property, other than any disposition in connection with a Municipal Transaction (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on commercially reasonable terms.

            "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

            "DOLLARS" and "$" shall mean lawful money of the United States of America.

            "EBITDAR" means, for any period, the sum of the following for the Company and its Subsidiaries (determined without duplication in accordance with GAAP):

            (a) net income for such period, LESS extraordinary gains for such period to the extent included in net income for such period, PLUS

            (b) Interest Expense for such period, PLUS

            (c) provisions for federal, state, local and foreign income taxes (other than taxes on extraordinary gains), whether paid or deferred, made during such period, to the extent deducted in determining net income for such period, PLUS

            (d) the aggregate amount of depreciation and amortization expense for such period, to the extent deducted in determining net income for such period, PLUS

            (e) the aggregate amount of (i) accretion expense with respect to options or rights to acquire the Company's common stock and (ii) any write-off of expenses arising in connection with the Loans, in each case to the extent deducted in determining net income for such period, PLUS

            (f) the net income of any Person that is accounted for by the equity method of accounting, but only to the extent of dividends paid to the Company or any of its Subsidiaries, PLUS

            (g) the aggregate amount of non-cash expense for such period associated with the closure and post-closure reserves of a plant or facility owned by the Company or any of its Subsidiaries, PLUS

            (h) the aggregate amount of all other non-cash expenses for such period, to the extent not specifically described above in this definition, PLUS

            (i) the aggregate amount of Rent Expense for such period; PLUS

            (j) the aggregate amount of Pre-opening Expenses and Start-up Expenses for such period;

      PROVIDED, that with respect to:

            (i) any Eligible Acquisition made during such period, "EBITDAR" shall include the actual EBITDAR attributable to the business acquired in such Eligible Acquisition for the 12 month period ending on the last day of such period, including, if necessary, EBITDAR prior to consummation of such Eligible Acquisition so that it represents the equivalent of 12 months of EBITDAR (and may reflect Pro Forma Adjustments); and

            (ii) any Eligible New Contract entered into by the Company or any of its Subsidiaries during such period, "EBITDAR" shall include the following:

                    (x) if the Company or such Subsidiary has provided services pursuant to such Eligible New Contract for less than three calendar months after the end of the Start-up Period, an amount equal to the estimated "EBITDAR" attributable to the operations resulting from such Eligible New Contract (and may reflect Pro Forma Adjustments) for the 12-month period beginning on the date on which the Company or such Subsidiary began providing services pursuant to such Eligible New Contract, or

                    (y) if the Company or such Subsidiary has provided services pursuant to such Eligible New Contract for three calendar months or more after the end of the Start-up Period, an amount equal to actual EBITDAR attributable to the operations resulting from such Eligible New Contract for each complete month that has elapsed since the date three months after the end of the Start-up Period (such amount to be annualized so that it represents the equivalent of 12 months of EBITDAR).

            "EBITDAR RATIO I" shall mean, at any date, the ratio of the following:

            (a) all Indebtedness of the Obligors on such date (other than the B Guarantee and any Subordinated Notes), to

            (b) EBITDAR for the period of 12 consecutive months ending on or most recently ended prior to such date.

            "EBITDAR RATIO II" shall mean, at any date, the ratio of the following:

            (a) all Indebtedness of the Obligors on such date, to

            (b) EBITDAR for the period of 12 consecutive months ending on or most recently ended prior to such date.

            "ELIGIBLE ACQUISITION" shall mean any acquisition by any Obligor (regardless of the structure of the transaction) of the capital stock of, or all or substantially all of the assets of, any Person (or of a line of business or business segment of any Person) that was, immediately prior to such acquisition, engaged primarily in the business of operating correctional and/or detention facilities, juvenile facilities, pre-release facilities and substance abuse rehabilitation facilities or related lines of business.

            "ELIGIBLE NEW CONTRACT" shall mean any acquired (or to be acquired) Correctional and Detention Facility Contract, a newly executed Correctional and Detention Facility Contract, an amendment to an existing Correctional and Detention Facility Contract or an expansion under an existing Correctional and Detention Facility Contract.

            "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "ENVIRONMENTAL LAWS" shall mean any and all applicable, currently published and enforceable Federal, state, local and foreign laws, codes, rules or regulations, and any orders, decrees, judgments or injunctions binding upon Obligors, relating to the regulation or protection of human health, worker safety and protection or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            "EQUITY ISSUANCE" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the date of the Third Amended and Restated Credit Agreement of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries pursuant to the Incentive Compensation Plan and any capital stock of the Company issued upon the exercise of such warrants or options or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries or (b) the receipt by the Company or any of its Subsidiaries after the date of the Third Amended and Restated Credit Agreement of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); PROVIDED that Equity Issuance shall not include (A) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company, or (B) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

            "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

            "EURODOLLAR LOANS" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Rate" in this
SECTION 1.01.

            "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), reported, at 11:00 a.m. (London time) on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and in an amount equal to or greater than $1,000,000.

            "EVENT OF DEFAULT" shall have the meaning assigned to such term in
SECTION 11.01 hereof.

            "EXCESS CASH FLOW" shall mean, for any period, the excess of:

            (a) the sum of the following (without duplication): (i) EBITDAR for such period (calculated without reference to the PROVISO at the end of the definition thereof in SECTION 1.01 hereof), PLUS (ii) proceeds of business interruption or similar insurance received during such period, PLUS (iii) decreases in Working Capital of the Obligors for such period, PLUS (iv) all tax refunds received by the Obligors in cash during such period, OVER

            (b) the sum of the following (without duplication): (i) Debt Service for such period, PLUS (ii) Rent Expense for such period, PLUS (iii) Capital Expenditures made during such period, PLUS (iv) increases in Working Capital of the Obligors for such period, plus (v) the aggregate amount of cash taxes actually paid by the Obligors during such period.

For purposes of this definition of "Excess Cash Flow," "WORKING CAPITAL" shall have the meaning given to that term by GAAP, PROVIDED that Working Capital shall not include any Loans or any current maturities of any long-term debt.

            "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average of quotations for such day on transactions, received by the Administrative Agent (or any of its Affiliates) from three federal funds brokers of recognized standing selected by it.

            "FF&E LEASE" shall mean the Lease Agreement dated as of November 23, 1999, among the Company and certain of its Subsidiaries, as Lessees, and First Security Bank, National Association, as Owner Trustee, as Lessor, as the same may be modified and supplemented and in effect from time to time, and any other transaction entered into by the Obligors that is a lease of furniture, fixtures and equipment.

            "FIXED CHARGES RATIO" shall mean, as at any date, the ratio of:

            (a) the sum of (i) EBITDAR for the period of 12-consecutive months ending on or most recently ended prior to such date, MINUS (ii) Capital Expenditures made by the Company and its Subsidiaries during such period pursuant to SECTION 9.15(A) hereof, MINUS (iii) taxes paid in cash during such period, TO

            (b) Debt Service for such period.

            "FUNDING PARTIES" shall have the meaning given to that term in the Master Agreement.

            "FUTURE SYNTHETIC LEASE FINANCING" shall mean one or more Synthetic Lease Financings entered into after the date of this Agreement.

            "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
SECTION 1.02(A) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

            "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

            "GUARANTY AGREEMENT" shall have the meaning given to that term in the Master Agreement.

            "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and polychlorinated biphenyls ("PCB'S") and (b) any chemicals or other materials or substances that are defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or any similar denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity; but shall not include naturally occurring materials existing in background conditions.

            "IMPERMISSIBLE QUALIFICATION" shall mean any qualification, exception or other statement in any opinion or certification of any independent public accounts which either (a) is of a "going concern" or similar nature; or
(b) relates to the limited scope of examination of matters relevant to the financial statements referred to in such opinion or certification not customarily contained in a report of independent public accountants.

            "INCENTIVE COMPENSATION PLAN" shall mean a plan established by the Company for the benefit of certain of its employees, or any other written agreement to which the Company is a party, providing for the issuance to employees of warrants or options in respect of the Company's capital stock, PROVIDED that (a) the aggregate amount of capital stock that such warrants and options would represent if exercised cannot exceed 20% of aggregate amount of the Company's capital stock that would then be outstanding and (b) all other terms and conditions of such plan or other written agreement shall be satisfactory to the Majority Lenders.

            "INDEBTEDNESS" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person and, in the case of the Company, the assumed principal component of the lease obligations under the FF&E Lease (net of the amount of unamortized gain under the FF&E Lease); and (f) Indebtedness of others Guaranteed by such Person. For the avoidance of doubt, the Synthetic Lease Loans and the B Loans, together with the principal components of each Future Synthetic Lease Financing, shall constitute "Indebtedness."

            "ING" shall mean ING (U.S.) Capital LLC.

            "INITIAL DIRECTORS" shall mean (i) a member of the board of directors of the Company as of the Closing Date and (ii) a member of the board of directors of the Company nominated by the vote of at least sixty percent (60%) of the members of the board of directors of the Company as of the Closing Date.

            "INTEREST COVERAGE RATIO" shall mean, as of any date, the ratio of
(a) EBITDAR for the period of 12 consecutive months ending on or most recently ended prior to such date to (b) Interest Expense for such period.

            "INTEREST EXPENSE" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period), PLUS (b) the net amount payable (or MINUS the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period), MINUS (c) direct reimbursements received by an Obligor during such period by a party to a Correctional and Detention Facility Agreement, to the extent that such reimbursements relate to interest expense of the Company or one of its Subsidiaries, PLUS (d) the interest component of any payments in respect of the 1998 Synthetic Lease Financing and any Future Synthetic Lease Financing accrued or capitalized during such period (whether or not actually paid during such period).

            "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the immediately preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Company may select as provided in SECTION 4.05 hereof (or such longer period as may be requested by the Company and agreed to by all of the Lenders), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall not be available;
(ii) if any Interest Period for any Synthetic Lease Loan would end after the Synthetic Lease Loan Principal Payment Date, such Interest Period shall not be available; (iii) no Interest Period may commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of Revolving Credit Loans having Interest Periods that end after such Revolving Credit Commitment Reduction Date shall be equal to or less than the aggregate principal amount of Revolving Credit Loans scheduled be outstanding after giving effect to the payments of principal required to be made on such Revolving Credit Commitment Reduction Date, and (iv) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

            "INTEREST RATE PROTECTION AGREEMENT" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

            "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

            "LAND" shall have the meaning given to that term in the Master Agreement.

            "LEASE" shall have the meaning given to that term in the Master Agreement.

            "LEASE-RELATED EVENT OF DEFAULT" shall have the meaning given to that term in SECTION 11.02 hereof.

            "LEASE BALANCE" shall have the meaning given to that term in the Master Agreement.

            "LEASED PROPERTY" shall have the meaning given to that term in the Master Agreement.

            "LEASED PROPERTY BALANCE" shall have the meaning given to that term in the Master Agreement.

            "LESSEE" shall have the meaning given to that term in the Master Agreement.

            "LETTER OF CREDIT" shall have the meaning assigned to such term in
SECTION 2.10 hereof.

            "LETTER OF CREDIT DOCUMENTS" shall mean, with respect to any Letter of Credit, collectively, any application therefor, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

            "LETTER OF CREDIT INTEREST" shall mean, for each Revolving Credit Lender, such Lender's participation interest (or, in the case of the Letter of Credit Issuer, its retained interest) in the Letter of Credit Issuer's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

            "LETTER OF CREDIT ISSUER" shall mean ING as the issuer of Letters of Credit under SECTION 2.10 hereof, together with its successors in such capacity.

            "LETTER OF CREDIT LIABILITY" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, PLUS (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the Letter of Credit Issuer) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under SECTION 2.10 hereof, and the Letter of Credit Issuer shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Letter of Credit Issuer of their participation interests under said SECTION 2.10.

            "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

            "LOAN AGREEMENT" shall have the meaning given to that term in the Master Agreement.

            "LOANS" shall mean, collectively, Revolving Credit Loans and Synthetic Lease Loans.

            "MAJORITY LENDERS" shall mean Lenders holding at least 51% of the sum of the following:

            (a) the Revolving Credit Commitments (or, if the Revolving Credit Commitments shall have terminated or expired, at least 51% of the aggregate unpaid principal amount of Revolving Credit Loans), PLUS

            (b) the Synthetic Lease Loan Commitments (or, if the Synthetic Lease Loan Commitments shall have terminated or expired, at least 51% of the aggregate unpaid principal amount of Synthetic Lease Loans).

            "MAJORITY REVOLVING CREDIT LENDERS" shall mean Revolving Credit Lenders holding at least 51% of the aggregate amount of the Revolving Credit Commitments (or, if the Revolving Credit Commitments shall have terminated or expired, at least 51% of the aggregate unpaid principal amount of Revolving Credit Loans).

            "MAJORITY SYNTHETIC LEASE A LENDERS" shall mean Synthetic Lease Loan Lenders holding at least 51% of the Synthetic Lease Loan Commitments (or, if the Synthetic Lease Loan Commitments shall have terminated or expired, at least 51% of the aggregate unpaid principal amount of Synthetic Lease Loans).

            "MAJORITY SYNTHETIC LEASE B LENDERS" shall mean the "Required Lenders," as that term is defined in the Master Agreement.

            "MAJORITY SYNTHETIC LEASE A AND B LENDERS" shall mean Synthetic Lease Loan Lenders and holders of B Loans holding at least 51% of the Synthetic Lease Loan Commitments and "B Loan Commitments" (as defined in the Master Agreement), or, if the Synthetic Lease Loan Commitments and the "B Loan Commitments" shall have terminated or expired, at least 51% of the aggregate unpaid principal amount of Synthetic Lease Loans and B Loans).

            "MAJORITY SYNTHETIC LEASE LENDERS" shall mean the "Required Funding Parties," as that term is defined in the Master Agreement.

            "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations U and X.

            "MASTER AGREEMENT" shall mean the Amended and Restated Master Agreement, dated as of July 21, 2000, among the Company, the Subsidiary Guarantors, the Lessor, certain lenders and ING, as Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

            "MASTER AGREEMENT EVENT OF DEFAULT" shall mean any "Event of Default" as that term is defined in the Master Agreement.

            "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Basic Documents to which it is a party or any of the Operative Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents or any of the Operative Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Basic Documents or any of the Operative Documents or (e) the timely payment of the principal of or interest on the Loans, Reimbursement Obligations or other amounts payable in connection therewith.

            "MONTHLY DATE" shall mean the last Business Day of each calendar month.

            "MORTGAGE" shall mean, in connection with any interest in real property (whether a fee or a leasehold estate) acquired by any Obligor, an Indenture or Instrument of Mortgage, Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed by such Obligor in favor of the Administrative Agent and the Lenders (or, if applicable, in favor of a Trustee, for the benefit of the Administrative Agent and the Lenders), in each case in form and substance satisfactory to the Majority Lenders and covering such interest in real property, as said instrument shall be modified and supplemented and in effect from time to time.

            "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

            "MUNICIPAL TRANSACTION" shall mean a transaction:

            (a) in which the Company or one or more of its Subsidiaries transfers one or more correctional and/or detention facilities (a "Transferred Facility") to a Person that is not a Subsidiary or Affiliate of the Company and that is created exclusively for purposes of consummating such transaction (an "SPV") for a consideration consisting of cash (a "Municipal Transaction Transfer");

            (b) in which such SPV incurs Indebtedness; and

            (c) in which the Company and such SPV enter into a management agreement, lease or similar arrangement pursuant to which the Company agrees to manage or lease-back such Transferred Facility;

PROVIDED that:

            (i) the Company shall have furnished to each of the Lenders copies of all of the documentation for such transaction;

            (ii) the Majority Lenders shall have approved such transaction (PROVIDED that the Lenders shall not condition their approval on the payment of a fee, such approval not to be unreasonably withheld); and

            (iii) the Company shall have complied with its obligations under
      Section 2.09(f) with respect to such transaction.

            "NET AVAILABLE PROCEEDS" shall mean:

             (i) in the case of any Disposition or any Municipal Transaction Transfer, the amount of Net Cash Payments received in connection with such Disposition or such Municipal Transaction Transfer;

             (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event;

             (iii) in the case of any incurrence of Indebtedness, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such incurrence net of fees and expenses incurred by Company and its Subsidiaries in connection therewith; and

             (iv) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of fees and expenses incurred by the Company and its Subsidiaries in connection therewith.

            "NET CASH PAYMENTS" shall mean, with respect to any Disposition or any Municipal Transaction Transfer, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition or any Municipal Transaction Transfer; PROVIDED that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition or such Municipal Transaction Transfer, (ii) any federal, state, local and foreign taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition or such Municipal Transaction Transfer (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of the date of such Disposition or such Municipal Transaction Transfer) and (iii) any required deposits or hold backs (until such time as such required deposit or hold back is released), (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition or such Municipal Transaction Transfer and
(ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property and (c) Net Cash Payments shall exclude the amount of any reasonable reserves established by the Company or such Subsidiary, in accordance with GAAP, against any liabilities retained by the Company or its Subsidiaries, which liabilities are associated with the Property that is the subject of such Disposition or such Municipal Transaction Transfer (but only during such period as such reserves are actually maintained), including (without limitation) any indemnification obligations, pension and other post-employment benefit liabilities, workers' compensation liabilities, liabilities associated with retiree benefits, liabilities relating to environmental matters and liabilities relating to any Guarantee of Indebtedness secured by a Lien on such Property.

            "NET WORTH" shall mean, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

            (a)   the amount of capital stock; PLUS

            (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, MINUS the amount of such deficit); PLUS

            (c) any warrant accretion expense (as that term is used in GAAP) or any original issue discount accretion expense (as such term is used in GAAP) arising after the date of the Third Amended and Restated Credit Agreement; PLUS

            (d) the value ascribed to any warrants issued to a Lender and the cumulative effect of any change in the valuation of such warrants;

PROVIDED that any predecessor basis adjustment required under GAAP shall be disregarded in calculating "Net Worth."

            "1998 SYNTHETIC LEASE FINANCING" shall mean a Synthetic Lease Financing in which (a) the A Lenders (as that term is defined in the definition of "Synthetic Lease Financing" in this SECTION 1.01) are the Synthetic Lease Lenders hereunder, and (b) the B Guarantee and the C Investment (as those terms are defined in the definition of "Synthetic Lease Financing" in this SECTION 1.01) are not secured by the Collateral for the Loans and the Senior Notes, as modified and increased as of the date hereof.

            "NOTES" shall mean the promissory notes provided for by SECTION 2.07(A) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            "OPERATIVE DOCUMENTS" shall have the meaning given to that term in the Master Agreement.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition thereof; (d) commercial paper of any Lender (or any Affiliate thereof located in the United States of America) that is rated A-1 or better or P-1 by Standard and Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than six months from the date of acquisition thereof; (e) repurchase agreements entered into with any Lender or with any bank or trust company satisfying the conditions of clause (b) hereof that is secured by any obligation of the type described in clauses (a) through (d) of this definition; and (f) money market funds acceptable to the Majority Lenders.

            "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

            "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

            "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% PLUS the Base Rate as in effect from time to time PLUS the Applicable Margin for Base Rate Loans (PROVIDED that, with respect to principal of a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% PLUS the interest rate for such Loan as provided in SECTION 3.02 hereof and, thereafter, the rate provided for above in this definition).

            "POTENTIAL LEASE-RELATED EVENT OF DEFAULT" shall mean any "Potential Event of Default" as defined in the Master Agreement.

            "PRE-OPENING EXPENSES" shall mean operating expenses attributable to the operations of an Eligible New Contract (including, but not limited to, salaries and wages, fringe benefits, training costs, supplies, and professional fees) incurred prior to the date on which the Company began providing services pursuant to such Eligible New Contract, but only to the extent that such expenses have been reviewed and approved by the Administrative Agent and are determined in accordance with GAAP.

            "PRIME RATE" shall mean the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate reasonably determined by the Administrative Agent to be the equivalent rate announced by such bank), EXCEPT THAT, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, the Administrative Agent shall, during such period, reasonably determine the "prime rate" based upon the commercial lending (or equivalent) rates announced publicly by the other such banks.

            "PRO FORMA ADJUSTMENTS" shall mean reasonable adjustments for (a) non-recurring or extraordinary expenses, (b) operating efficiencies, (c) census levels and (d) per diem rates that have been reviewed and consented to by the Administrative Agent.

            "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

            "REGULATIONS A, D, U AND X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after the date of this Agreement of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "REIMBURSEMENT OBLIGATIONS" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Letter of Credit Issuer in respect of any drawings under a Letter of Credit.

            "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "RELEASE DATE" shall have the meaning given to that term in the Master Agreement.

            "RELEVANT CONTRACT" shall have the meaning set forth in SECTION 7.02(A)(II) hereof.

            "RELEVANT TRANSACTION" shall have the meaning set forth in SECTION 7.02(A) hereof.

            "RENT EXPENSE" shall mean, for any period:

            (a) the aggregate amount of rent payments made by the Obligors during such period in respect of any Synthetic Lease Financing (including, without limitation, the 1998 Synthetic Lease Financing); and

            (b) the aggregate amount of rent payments minus the amount of amortized gain made by the Obligors during such period in respect of the FF&E Lease.

For the avoidance of doubt, the parties agree that any other rent payments (including rent payments in respect of any Municipal Transaction) shall not constitute "Rent Expense" for purposes of this Agreement.

            "RESTRICTED ACCOUNT" shall have the meaning assigned to such term in
SECTION 2.09(G) hereof.

            "REVOLVING CREDIT COMMITMENT" shall mean, for each Revolving Credit Lender, the obligation of such Lender to make Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to SECTION 2.03 hereof). The original aggregate principal amount of the Revolving Credit Commitments is $75,000,000.

            "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, with respect to any Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders."

            "REVOLVING CREDIT COMMITMENT REDUCTION DATES" shall mean, each January 24, each April 24, each July 24 and each October 24 in each year, commencing with January 24, 2002 (or if any such day is not a Business Day, the next succeeding Business Day.

             "REVOLVING CREDIT COMMITMENT TERMINATION DATE" shall mean the fifth anniversary of the Closing Date.

            "REVOLVING CREDIT LENDERS" shall mean (a) on the date hereof, Lenders having Revolving Credit Commitments on the signature pages hereof, and
(b) thereafter, Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by SECTION 13.06(B) hereof.

            "REVOLVING CREDIT LOANS" shall mean the revolving credit loans provided for by SECTION 2.01(A) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

            "SECURITY AGREEMENT" shall mean the Security Agreement dated as of March 14, 1995, as amended, between each Obligor and the Administrative Agent, as amended by the Security Agreement Amendment, and as the same shall be further modified and supplemented and in effect from time to time.

            "SECURITY AGREEMENT AMENDMENT" shall mean an Amendment to the Security Agreement in substantially the form of Exhibit C hereto.

            "SECURITY DOCUMENTS" shall mean, collectively, the Security Agreement, any Mortgage and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement or any Mortgage to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement or any Mortgage.

            "SENIOR NOTES" shall mean, collectively, the following:

            (a) promissory notes of the Company, in an aggregate principal amount not to exceed $50,000,000, secured by a Lien upon substantially all of the Property of the Company and its Subsidiaries (the "1998 SENIOR NOTES"); and

            (b) additional Indebtedness of the Company, in an aggregate principal amount not to exceed $10,000,000, which may be secured by a Lien upon substantially all of the Property of the Company and its Subsidiaries, with terms and conditions, and pursuant to documentation, either (i) substantially similar to the terms and conditions of, and the documentation for, the 1998 Senior Notes or (ii) otherwise satisfactory to the Administrative Agent.

            "SENIOR NOTES DOCUMENTATION" shall mean any note purchase agreement, promissory note or other document or instrument evidencing or governing the Senior Notes.

            "START-UP EXPENSES" shall mean operating expenses attributable to the operations of an Eligible New Contract incurred during the Start-up Period therefor, net of the revenues recognized under such Eligible New Contract during the Start-up Period, but only to the extent that such expenses have been reviewed and approved by the Administrative Agent.

            "START-UP PERIOD" shall mean, with respect to any Eligible New Contract, the period of time, not to exceed six months, commencing on the date the Company began providing service pursuant to such Eligible New Contract until the last day of the month in which 90% of the maximum occupancy under such Eligible New Contract was reached and are determined in accordance with GAAP.

            "SUBORDINATED BRIDGE" shall mean Indebtedness of the Obligors under the Subordinated Bridge Loan Agreement dated as of October 14, 1999 between the Obligors, the Lenders referred to therein and ING as agent for said Lenders.

            "SUBORDINATED NOTES" shall mean Indebtedness of the Company (including the 2000 Subordinated Notes), in an aggregate principal amount not to exceed $50,000,000, which is not secured by any Property of the Company or any Subsidiary Guarantor but which may be Guaranteed by each of the Subsidiaries of the Company, and which is subordinated to the prior payment in full of the principal of and interest on the Loans, on terms and conditions (including subordination terms), and pursuant to documentation, that is (i) on market terms at the time it is entered into and (ii) is otherwise satisfactory to the Administrative Agent.

            "SUBORDINATED NOTES DOCUMENTATION" shall mean any note purchase agreement, promissory note or other document or instrument evidencing or governing the Subordinated Notes.

            "SUBSEQUENT SYNTHETIC LEASE FUNDING DATE" shall mean each "Subsequent Funding Date" as defined in the Master Agreement.

            "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "SYNTHETIC LEASE CLOSING DATE" shall mean a "Closing Date" as defined in the Master Agreement.

            "SYNTHETIC LEASE FINANCING" shall mean transactions consisting of the following (provided that any such transaction need not include the matters described in clause (e) below):

            (a) the Company or one of its Subsidiaries enters into a lease (as lessee) of real Property and improvements (to be used for a correctional and/or detention facility) with another Person (the "LESSOR");

            (b) pursuant to a loan agreement (the "LOAN AGREEMENT"), the Lessor borrows money from one or more lenders denominated "A Lenders" (the "A LENDERS") and one or more lenders denominated "B Lenders" (the "B Lenders");

            (c) the Lessor (or another Person, which may be an Affiliate of the Lessor) makes an investment (the "C INVESTMENT") to pay a portion of the cost of such real Property and improvements;

            (d) the Company and its Subsidiaries enter into a Guarantee of the Lessor's obligations to the A Lenders under the Loan Agreement (the "A GUARANTEE"), and, as provided in the Collateral Sharing Documentation
      Amendment:

                    (x) the A Guarantee is secured by Liens on substantially all of the collateral for the Loans, Reimbursement Obligations and the Senior Notes, and

                    (y) the Loans, Reimbursement Obligations and the other
            obligations of the Company hereunder and under the other Basic Documents, together with the Senior Notes, are secured by Liens in any collateral securing the Lessor's obligations to the A Lenders under the Loan Agreement (the "A COLLATERAL CONTRIBUTION"); and

            (e) the Company and its Subsidiaries enter into a Guarantee of the Lessor's obligations to the B Lenders under the Loan Agreement (the "B GUARANTEE"), and, as provided in the Collateral Sharing Documentation
      Amendment:

                    (x) the B Guarantee and the C Investment is secured by Liens on substantially all of the collateral for the Loans and the Senior Notes, and

                     (y) the Loans, Reimbursement Obligations and the other
            obligations of the Company hereunder and under the other Basic Documents, together with the Senior Notes, are secured by Liens in any collateral securing the Lessor's obligations to the B Lenders under the Loan Agreement or securing the C Investment (the "B AND C COLLATERAL CONTRIBUTION").

            "SYNTHETIC LEASE DOCUMENTATION" shall mean any master agreement, lease agreement, loan agreement or other document or instrument evidencing or governing any Synthetic Lease Financing.

            "SYNTHETIC LEASE LOAN COMMITMENT" shall mean, for each Synthetic Lease Loan Lender, the obligation of such Lender to make Synthetic Lease Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Synthetic Lease Loan Commitment" (as the same may be reduced from time to time pursuant to SECTION 2.03 hereof). The original aggregate principal amount of the Synthetic Lease Loan Commitments is $81,389,954.67.

            "SYNTHETIC LEASE LOAN COMMITMENT TERMINATION DATE" shall mean the fifth anniversary from the Closing Date.

            "SYNTHETIC LEASE LOAN LENDERS" shall mean (a) on the date hereof, Lenders having Synthetic Lease Loan Commitments on the signature pages hereof, and (b) thereafter, Lenders from time to time holding Synthetic Lease Loans and Synthetic Lease Loan Commitments after giving effect to any assignments thereof permitted by SECTION 13.06(B) hereof.

            "SYNTHETIC LEASE LOAN PRINCIPAL PAYMENT DATE" shall mean the Lease Termination Date (as that term is defined in the Master Agreement).

            "SYNTHETIC LEASE LOANS" shall mean the loans provided for by SECTION 2.01(B) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

            "2000 SUBORDINATED NOTES" shall mean Indebtedness evidenced by the 2000 Subordinated Notes Documents.

            "2000 SUBORDINATED NOTES DOCUMENTS" shall mean, collectively, (a) the Note and Equity Purchase Agreement dated as of July 21 2000, among the Company, its Subsidiaries listed on Annex B thereto, American Capital Strategies, Ltd., a Delaware corporation and Teachers Insurance and Annuity Association, a New York corporation, (b) the Note Documents (as that term is defined in said Note and Equity Purchase Agreement) and (c) the 2000 Subordination Agreement.

            "2000 SUBORDINATION AGREEMENT" shall mean the Subordination Agreement dated as of July 21, 2000 among the holders of the 2000 Subordinated Notes, the Obligors, the Administrative Agent and the agent under the Master Agreement, as the same may be modified and supplemented and in effect from time to time.

            "TYPE" shall have the meaning assigned to such term in SECTION 1.03 hereof.

            "USE PERMIT" shall mean any permit issued by a municipal, state or federal government, or agency, instrumentality or subdivision thereof, that is required for the operation by the Company or its Subsidiaries of any correctional or detention facility.

            "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

            1.02 ACCOUNTING TERMS AND DETERMINATIONS.

            (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under SECTION 9.01 hereof, shall mean the audited financial statements as at December 31, 1999 referred to in SECTION 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to SECTION 9.01 hereof (or, prior to the delivery of the first financial statements under SECTION 9.01 hereof, used in the preparation of the audited financial statements as at December 31, 1999 referred to in SECTION 8.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under SECTION 9.01 hereof, shall mean the audited financial statements referred to in SECTION 8.02 hereof).

            (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under SECTION 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

            (c) To enable the ready and consistent determination of compliance with the covenants set forth in SECTION 9 hereof, the Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30, September 30 and December 31 of each year, respectively.

            1.03 CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans and Commitments may also be distinguished by "Class." The "Class" of a Loan or Commitment refers to whether such Loan is a Revolving Credit Loan or a Synthetic Lease Loan, each of which constitutes a Class. Loans may be identified by both Type and Class.


            SECTION 2. COMMITMENTS, LOANS, NOTES AND PREPAYMENTS.

            2.01 LOANS.

            (A) REVOLVING CREDIT LOANS MADE TO CORNELL. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Loans of one Type into Loans of the other Type (as provided in SECTION 2.08 hereof) or Continue Eurodollar Loans from one Interest Period to the next Interest Period (as provided in SECTION 2.08 hereof), PROVIDED that in no event shall the aggregate principal amount of all Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time.

            (B) SYNTHETIC LEASE LOANS MADE TO THE LESSOR. Each Synthetic Lease Loan Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Lessor in Dollars during the period from and including the Closing Date but not including the Synthetic Lease Loan Commitment Termination Date in an aggregate principal amount up to but not exceeding the amount of the Synthetic Lease Loan Commitment of such Synthetic Lease Loan Lender as in effect from time to time. Each Synthetic Lease Loan shall be made on each Synthetic Lease Closing Date and on each Subsequent Synthetic Lease Funding Date and in the amounts required under
      SECTION 2.2 of the Master Agreement. Each Synthetic Lease Loan made by a Synthetic Lease Loan Lender on any date shall be in an amount equal to such Synthetic Lease Loan Lender's pro rata share of the A Percentage of the aggregate amount to be funded by the Funding Parties on such date, and the duration of the respective Interest Periods for each such Synthetic Lease Loan shall be the same as the duration of the respective "Rent Periods" (as that term is defined in the Master Agreement) for the B Loan that corresponds to such Synthetic Lease Loan. Subject to the terms and conditions of this Agreement, the Company may Convert Synthetic Lease Loans of one Type into Loans of the other Type (as provided in Section 2.08 hereof) or Continue Eurodollar Loans from one Interest Period to the next Interest Period (as provided in SECTION 2.08 hereof).

            (C) LIMIT ON EURODOLLAR LOANS. No more than six separate Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time.

            2.02 BORROWINGS OF LOANS. The Company shall give the Administrative Agent notice of each borrowing hereunder as provided in SECTION 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of Loans hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at account number 066 297 311 (ABA No. 021000021) maintained by the Administrative Agent with The Chase Manhattan Bank, in immediately available funds, for account of the Company or the Lessor (as the case may be). The amount so received by the Administrative Agent in respect of Revolving Credit Loans shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with a bank in New York City, Houston, Texas or San Francisco, California, designated by the Company. The amount so received by the Administrative Agent in respect of Synthetic Lease Loans shall, subject to the terms and conditions of this Agreement, be made available to, or on behalf of, the Lessor as provided in the Master Agreement.

            2.03 CHANGES OF COMMITMENTS.

            (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced on each Revolving Credit Commitment Reduction Date set forth below to the amount (subject to reduction pursuant to paragraph (d) below) set forth opposite such Revolving Credit Commitment Reduction Date:

       REVOLVING CREDIT COMMITMENT
         REDUCTION DATE FALLING                REVOLVING CREDIT COMMITMENTS
            ON OR NEAREST TO                 REDUCED TO THE FOLLOWING AMOUNTS
            ----------------                 --------------------------------

            January 24, 2002                          $72,321,428.63
            April 24, 2002                            $69,642,857.25
            July 24, 2002                             $66,964,285.88
            October 24, 2002                          $64,285,714.50

            January 24, 2003                          $61,607,143.13
            April 24, 2003                            $58,928,571.75
            July 24, 2003                             $56,250,000.38
            October 24, 2003                          $53,571,429.00

            January 24, 2004                          $50,892,857.63
            April 24, 2004                            $48,214,286.25
            July 24, 2004                             $45,535,714.88
            October 24, 2004                          $42,857,143.50

            January 24, 2005                          $40,178,572.13
            April 24, 2005                            $37,500,000.75

      The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date.

            (b) the aggregate amount of the Synthetic Lease Loan Commitments shall automatically be reduced to zero on the Synthetic Lease Loan Commitment Termination Date.

            (c) The Company shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities are outstanding, to terminate the Revolving Credit Commitments, and (ii) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); PROVIDED that (x) the Company shall give notice of each such termination or reduction as provided in SECTION 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to (x) in the case of Base Rate Loans, $25,000 (or a larger multiple of $25,000), and (y) in the case of Eurodollar Loans, $250,000 (or a larger multiple of $25,000).

            (d) Each reduction (a "Non-scheduled Reduction") in the aggregate amount of the Revolving Credit Commitments pursuant to paragraph (c) above, or pursuant to SECTION 2.09 hereof, on any date shall result in an automatic and simultaneous reduction, in an amount equal to the amount of such Non-scheduled Reduction, in the maximum amount of the Revolving Credit Commitments (as set forth in paragraph (a) above) for each Revolving Credit Commitment Reduction Date occurring after such date.

            (e) The Commitments of any Class once terminated or reduced may not be reinstated.

            2.04 COMMITMENT FEE.

            (a) The Company shall pay to the Administrative Agent, for the account of each Revolving Credit Lender, a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Revolving Credit Commitments) use of each Lender's Revolving Credit Commitment), for the period from and including the date of this Agreement to (but not including) the date such Commitment is reduced to zero, at a rate per annum equal to 0.5%. Accrued commitment fees shall be payable on each Monthly Date and on the date the Revolving Credit Commitments are reduced to zero.

            (b) The Company shall pay to the Administrative Agent, for the account of each Synthetic Lease Loan Lender, a commitment fee on the daily average unused amount of such Lender's Synthetic Lease Loan Commitment, for the period from and including the date of this Agreement to (but not including) the date such Commitment is reduced to zero, at a rate per annum equal to 0.5%. Accrued commitment fees shall be payable on each Quarterly Date and on the date the Synthetic Lease Loan Commitments are reduced to zero.

            2.05 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

            2.06 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

            2.07 NOTES.

            (a) (i) The Revolving Credit Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

               (ii) The Synthetic Lease Loans made by each Lender shall be evidenced by a single promissory note of the Lessor substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Synthetic Lease Loan Commitment as originally in effect and otherwise duly completed.

            (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Company or the Lessor (as the case may be), and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; PROVIDED that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company or the Lessor (as the case may be) to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

            (c) No Lender shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to SECTION 13.06(B) hereof.

            2.08 OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS.

            (a) Subject to SECTION 4.04 hereof, the Company shall have the right to prepay Revolving Credit Loans, or to Convert Loans of one Type into Loans of another Type or to Continue Eurodollar Loans, at any time or from time to time, PROVIDED that the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in SECTION 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under SECTION 11 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Base Rate Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

            (b) Except in conjunction with a payment by a Lessee of the Lease Balance, a Construction Failure Payment or a Leased Property Balance pursuant to the terms of the Lease or the Construction Agency Agreement, the Lessor shall not have the right to prepay Synthetic Lease Loans.

            2.09 MANDATORY PREPAYMENTS.

            (a) SALE OF ASSETS. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to SECTION 9.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "CURRENT DISPOSITION"), and of all prior Dispositions as to which a prepayment has not yet been made under this SECTION 2.09(A), shall exceed $500,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Company will deliver to the Lenders a statement, certified by the chief financial officer of the Company, in form and detail reasonably satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below) in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions.

            (b) DEBT ISSUANCE. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to SECTION 9.07 hereof to the incurrence of any Indebtedness not otherwise permitted hereunder, upon the receipt by the Company or any of its Subsidiaries of the proceeds of any Indebtedness incurred after the date of the Third Amended and Restated Credit Agreement (other than Indebtedness described in clause
      (d), (e), (f) or (g) of SECTION 9.07 hereof), the Company shall prepay the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below), and, subject to SECTION 2.09(F), in an aggregate amount equal to 100% of the Net Available Proceeds thereof.

            (c) EQUITY ISSUANCE. Upon any Equity Issuance, the Company shall prepay the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (f) below) in an aggregate amount equal to 50% of the Net Available Proceeds thereof, PROVIDED that

                  (1) if the chief financial officer of the Company certifies to the Administrative Agent that, without effecting an Equity Issuance, the Company will not be able to pay principal of or interest on the Loans when due, all Net Available Proceeds of such Equity Issuance shall be applied directly by the Person making the equity investment to the payment of such principal and/or interest;

                  (2) if the Majority Lenders shall have expressly approved an
            Investment or other acquisition by the Company or any of its Subsidiaries (which approval may be withheld by the Majority Lenders in their sole discretion) that was proposed by the Company to the Lenders and the written materials furnished to the Lenders describing such Investment or other acquisition described in reasonable detail an Equity Issuance that would be used to finance such Investment or acquisition, none of the Net Available Proceeds of such Equity Issuance shall be required to be applied to the prepayment of the Revolving Credit Loans or the reduction of the Revolving Credit Commitments; and

                  (3) the Company shall not be required to prepay any Revolving
            Credit Loan if (x) the obligation to make such Loan was subject to
            SECTION 7.02 and (y) such Loan was used to finance Capital Expenditures for the construction of fixed assets, plant, furniture, fixtures and equipment and such construction has not substantially been completed on the date of such Equity Issuance.

            (d) CASUALTY EVENTS. Not later than 60 days following the receipt by any Obligor of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property (other than any Leased Property) of any such Obligor (or upon such earlier date as the Obligor shall have determined not to repair or replace the Property affected by such Casualty Event), or upon the receipt by any Obligor of the proceeds of any key-man life insurance policy, the Company shall prepay the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (f) below) in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property or 100% of the proceeds of the key-man life insurance policy, as applicable. Nothing in this clause (d) shall be deemed to limit any obligation of any Obligor pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Account) maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

            (e) EXCESS CASH FLOW. Not later than the date 90 days after the end of each fiscal year, commencing with the fiscal year commencing on January 1, 2000, the Company shall prepay the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (f) below) in an aggregate amount equal to 60% of Excess Cash Flow for such fiscal year (computed on the basis of the financial statements provided to the Administrative Agent pursuant to SECTION 9.01(D) hereof).

            (f) MUNICIPAL TRANSACTION. Upon receipt by the Company or any of its Subsidiaries of any Net Available Proceeds of any Municipal Transaction
      Transfer:

               (i) the Company shall (subject to clause (h) below) prepay the
            Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (g) below) in an aggregate amount equal to the Net Available Proceeds of such Municipal Transaction Transfer;

               (ii) the aggregate amount of the Revolving Credit Commitments shall be reduced by an amount equal to the amount of the required prepayment of Revolving Credit Loans provided for in the foregoing clause (f)(i), provided that the aggregate Revolving Credit Commitments shall not, as a result of this SECTION 2.09(F)(II) be reduced to less than $45,000,000; and

               (iii) any such Net Available Proceeds in excess of the amount of the required prepayment described in the foregoing clause (f)(i) and the amount of any required prepayment of the 1998 Senior Notes as a result of such Municipal Transaction Transfer, shall be deposited into an interest-bearing account (at a bank designated by the Administrative Agent), subject to the Lien of the Security Agreement) to be used solely for the purposes hereinafter described (the "RESTRICTED ACCOUNT") (it being acknowledged and agreed that such Lien on the Restricted Account shall not secure any Synthetic Lease Financing or any interest thereon).

Amounts in the Restricted Account shall be released only in the following circumstances:

            (x) Upon the request of the Company, amounts in the Restricted Account may be released to the Company for the purpose of financing an Eligible Acquisition or an Eligible New Contract, PROVIDED that the applicable conditions precedent in SECTION 7.02 hereof shall have been met as if the amount to be released from the Restricted Account was a Revolving Credit Loan being made to finance such Eligible Acquisition or such Eligible New Contract.

            (y) Upon the request of the Company, amounts in the Restricted Account may be applied to the prepayment of Revolving Credit Loans, any prepayment of the 1998 Senior Notes required as a result of such prepayment of Revolving Credit Loans, and any prepayment of any other Indebtedness (other than the Subordinated Notes) so long as (i) all Letters of Credit have been terminated and there are no outstanding Letter of Credit Liabilities, Revolving Credit Loans or Synthetic Lease Loans and
      (ii) no Default shall be continuing.

            (z) After the payment in full of principal of and interest on the Revolving Credit Loans and all other amounts payable hereunder, and the termination of the Revolving Credit Commitments, any balance in the Restricted Account shall be remitted to or on the order of the Company.

            (g) COVER FOR LETTER OF CREDIT LIABILITIES. In the event that the Company shall be required pursuant to this SECTION 2.09 to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral security in the first instance for Letter of Credit Liabilities) until such time as the Letter of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

            (h) RATABLE PREPAYMENT OF SENIOR NOTES. For purposes of SECTION 2.09(A) and SECTION 2.09(F) hereof, if the Company is required, pursuant to the Senior Notes Documentation, to make an offer to prepay 1998 Senior Notes as a result of a Disposition or a Municipal Transaction Transfer, the amount of Net Available Proceeds required to prepay Revolving Credit Loans (and/or to provide cover for Letter of Credit Liabilities) with respect to such Disposition shall be reduced by an amount equal to the product of the following:

            (a) the Net Available Proceeds otherwise required to prepay Revolving Credit Loans (and/or to provide cover for Letter of Credit Liabilities), MULTIPLIED BY

            (b) the quotient of (x) the outstanding principal amount of 1998 Senior Notes at such time, DIVIDED BY (y) the sum of the outstanding principal amount of the 1998 Senior Notes at such time plus the outstanding principal amount of Revolving Credit Loans and Letter of Credit Liabilities at such time.

            2.10 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, and subject to the prior consent of the Letter of Credit Issuer, Revolving Credit Commitments may be utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by SECTION 2.01(A) hereof, by the issuance by the Letter of Credit Issuer of letters of credit (collectively, "LETTERS OF CREDIT") for account of the Company or any of its Subsidiaries (as specified by the Company), PROVIDED that in no event shall the aggregate amount of all Letter of Credit Liabilities exceed the lesser of (i) $15,000,000 and (ii) together with the aggregate principal amount of the Revolving Credit Loans, the aggregate amount of the Revolving Credit Commitments as in effect from time to time. The following additional provisions shall apply to Letters of Credit:

            (a) The Company shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise the Letter of Credit Issuer of the contents thereof.

            (b) On each day during the period commencing with the issuance by the Letter of Credit Issuer of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Letter of Credit Issuer) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Letter of Credit Issuer's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Letter of Credit Issuer) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Letter of Credit Issuer to pay and discharge when due, its Revolving Credit Commitment Percentage of the Letter of Credit Issuer's liability under such Letter of Credit.

            (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Letter of Credit Issuer shall promptly notify the Company (through the Administrative Agent) of the amount to be paid by the Letter of Credit Issuer as a result of such demand and the date on which payment is to be made by the Letter of Credit Issuer to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Letter of Credit Issuer for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Letter of Credit Issuer to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

            (d) Forthwith upon its receipt of a notice referred to in clause (c) of this SECTION 2.10, the Company shall advise the Administrative Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Letter of Credit Issuer for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in SECTION 4.05 hereof. In the event that the Company fails to so advise the Administrative Agent, or if the Company fails to reimburse the Letter of Credit Issuer for a payment under a Letter of Credit by the date of such payment, the Administrative Agent shall give each Revolving Credit Lender prompt notice of the amount of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.

            (e) Each Revolving Credit Lender (other than the Letter of Credit Issuer) shall pay to the Administrative Agent for account of the Letter of Credit Issuer at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Letter of Credit Issuer (through the Administrative Agent) to such Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payment to the Administrative Agent for account of the Letter of Credit Issuer under this clause (e), and the Letter of Credit Issuer's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this clause (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Revolving Credit Commitments. Each such payment to the Letter of Credit Issuer shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the Letter of Credit Issuer, for so long as such default shall continue the Administrative Agent may at the request of the Letter of Credit Issuer withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Lender the amount so in default and, to the extent so withheld, pay the same to the Letter of Credit Issuer in satisfaction of such defaulted obligation.

            (f) Upon the making of each payment by a Revolving Credit Lender to the Letter of Credit Issuer pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Letter of Credit Issuer or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Letter of Credit by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Letter of Credit pursuant to clause (g) of this SECTION 2.10). Upon receipt by the Letter of Credit Issuer from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Letter of Credit Issuer shall promptly pay to the Administrative Agent for account of each Lender entitled thereto, such Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Letter of Credit Issuer to be made in the same money and funds in which received by the Letter of Credit Issuer. In the event any payment received by the Letter of Credit Issuer and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Letter of Credit Issuer, each Revolving Credit Lender shall, upon the request of the Letter of Credit Issuer (through the Administrative Agent), repay to the Letter of Credit Issuer (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause
      (j) of this SECTION 2.10.

            (g) The Company shall pay to the Administrative Agent for account of each Revolving Credit Lender (ratably in accordance with their respective Revolving Credit Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Monthly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Administrative Agent for account of the Letter of Credit Issuer a fronting fee in respect of each Letter of Credit in an amount equal to 1/4 of 1% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Monthly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Letter of Credit Issuer from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

            (h) Promptly following the end of each calendar month, the Letter of Credit Issuer shall deliver (through the Administrative Agent) to each Revolving Credit Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Lender from time to time, the Letter of Credit Issuer shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

            (i) The issuance by the Letter of Credit Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in SECTION 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Letter of Credit Issuer consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Letter of Credit Issuer shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, PROVIDED that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

            (j) To the extent that any Revolving Credit Lender shall fail to pay any amount required to be paid pursuant to clause (e) or (f) of this
      SECTION 2.10 on the due date therefor, such Lender shall pay interest to the Letter of Credit Issuer (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made, PROVIDED that if such Lender shall fail to make such payment to the Letter of Credit Issuer within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

            (k) The issuance by the Letter of Credit Issuer of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this SECTION 2.10 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Revolving Credit Lender shall have consented thereto.

The Company hereby indemnifies and holds harmless each Revolving Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Letter of Credit Issuer under any Letter of Credit; PROVIDED that the Company shall not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Letter of Credit Issuer in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Letter of Credit Issuer, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this SECTION 2.10 is intended to limit the other obligations of the Company, any Lender or the Administrative Agent under this Agreement.


            SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST.

            3.01 REPAYMENT OF LOANS.

            (a) The Company hereby promises to pay to the Administrative Agent for the account of each Revolving Credit Lender:

            (i) on each Revolving Credit Commitment Reduction Date, an amount equal to the excess (if any) of (x) the entire outstanding principal of such Lender's Revolving Credit Loans outstanding plus such Lender's Letter of Credit Liabilities over (y) the Revolving Credit Commitment of such Lender as reduced pursuant to SECTION 2.03(A) hereof on such Revolving Credit Commitment Reduction Date, and

            (ii) the entire outstanding principal of such Lender's Revolving Credit Loans outstanding, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.

            (b) The Lessor hereby agrees to pay to the Administrative Agent for the account of each Synthetic Lease Loan Lender the entire outstanding principal amount of such Synthetic Lease Loan Lender's Synthetic Lease Loans, and each Synthetic Lease Loan shall mature, on the Synthetic Lease Loan Principal Payment Date.

            3.02 INTEREST.

            (a) The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Revolving Credit Loan made by such Lender for the period from and including the date of such Revolving Credit Loan to but excluding the date such Revolving Credit Loan shall be paid in full, at the following rates per annum:

            (i) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin;

            (ii) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable Margin.

      Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Revolving Credit Loan made by such Lender, on any Reimbursement Obligation held by such Lender, and on any other amount payable by the Company hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly on the Monthly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

            (b) The Lessor hereby promises to pay to the Administrative Agent for account of each Synthetic Lease Loan Lender interest on the unpaid principal amount of each Synthetic Lease Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

            (i) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin PLUS 1/4 of 1%;

            (ii) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable Margin PLUS 1/4 of 1%.

      Notwithstanding the foregoing, the Lessor hereby promises to pay to the Administrative Agent for account of each Synthetic Lease Loan Lender interest at the applicable Post-Default Rate on any principal of any Synthetic Lease Loan made by such Lender and on any other amount payable by the Lessor hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Synthetic Lease Loan shall be payable (i) in the case of a Base Rate Loan, monthly on the Monthly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Lessor.

            (c) Interest accruing on each Synthetic Lease Loan with respect to any Leased Property during the Construction Term of such Leased Property, and for the period from the Completion Date for such Leased Property to the 120th day after such Completion Date, shall, subject to the limitations set forth in SECTION 2.3(C) of the Master Agreement, be added to the principal amount of such Synthetic Lease Loan from time to time. Following the date each Synthetic Lease Loan is made (or in the case of Synthetic Lease Loans with respect to a Construction Land Interest, the Construction Term Expiration Date), interest on such Loan shall be payable in arrears as provided in SECTION 3.02(B) hereof.


            SECTION 4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

            4.01 PAYMENTS.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company or the Lessor under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number 066 297 311 (ABA No. 021000021) maintained by the Administrative Agent with The Chase Manhattan Bank, not later than 2:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

            (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Administrative Agent).

            (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Company or the Lessor hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to SECTION 4.02 hereof, may determine to be appropriate).

            (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

            (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

            4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing of Loans of either Class from the Lenders under
SECTION 2.01 hereof shall be made from the Lenders holding Commitments of such Class, and each termination or reduction of the amount of the Revolving Credit Commitments under SECTION 2.03 hereof, shall be applied to the respective Commitments of such Class of the Lenders ratably in accordance with the amounts of their respective Commitments of such Class, (b) each payment of a commitment fee under SECTION 2.04 hereof in respect of Commitments of either Class shall be made for account of the Lenders pro rata according to the amounts of their respective Commitments of such Class; (c) the making, Conversion and

Continuation of Loans of a particular Type of either Class (other than Conversions provided for by SECTION 5.04 hereof) shall be made pro rata among the Lenders according to the amounts of their respective Commitments of such Class (in the case of making of Loans) or their respective Loans of such Class (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Loan of such Class and such Type shall be coterminous;
(d) each payment or prepayment of principal of Loans of either Class shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (e) each payment of interest on Loans of either Class shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on Loans of such Class then due and payable to the Lenders.

            4.03 COMPUTATIONS. Except as otherwise provided herein, interest on Loans and Reimbursement Obligations and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

            4.04 MINIMUM AMOUNTS. Except for mandatory prepayments made pursuant to SECTION 2.09 hereof and Conversions or prepayments made pursuant to SECTION
5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $500,000 (or $3,000,000 in the case of Eurodollar Loans) or a larger multiple of $500,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

            4.05 CERTAIN NOTICES. Notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:


                                                          NUMBER OF
                                                        BUSINESS DAYS
      NOTICE                                             PRIOR NOTICE
      ------                                            -------------
      Termination or reduction of Commitments                 3

      Borrowing or prepayment of, or
      Conversions into, Base Rate Loans                    Same day

      Borrowing or prepayment of,
      Conversions into, Continuations as, or
      duration of Interest Period for,
      Eurodollar Loans                                        3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the amount (subject to SECTION 4.04 hereof), Type and Class of each Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this SECTION 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically

Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

            4.06 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender, the Company or the Lessor (the "PAYOR") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company or the Lessor) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

            (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of the Company under SECTION 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

            (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to SECTION 3.02 hereof (and, in case the Company shall return the Required Payment to the Administrative Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

            4.07 SHARING OF PAYMENTS, ETC.

            (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

            (b) If any Lender shall obtain from any Obligor or the Lessor payment of any principal of or interest on any Loan of either Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class, Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor or the Lessor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class, Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class, Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

            (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this SECTION 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION 4.07 to share in the benefits of any recovery on such secured claim.

            SECTION 5. YIELD PROTECTION, ETC.

            5.01 ADDITIONAL COSTS.

            (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs actually incurred by such Lender that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

               (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding (A) franchise taxes imposed on it or (B) changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office, in each case, by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

               (ii) imposes or modifies any reserve, special deposit or similar requirements (other than, in the case of any Lender for any period as to which the Company is required to pay any amount under paragraph (e) below, the reserves and "Eurocurrency liabilities" under Regulation D referred to therein) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in SECTION 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

               (iii) imposes any other condition affecting this Agreement or its
            Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Company under this SECTION 5.01(A), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of SECTION 5.04 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (b) Without limiting the effect of the provisions of paragraph (a) of this SECTION 5.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of SECTION 5.04 hereof shall be applicable).

            (c) Without limiting the effect of the foregoing provisions of this
      SECTION 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs actually incurred by such Lender that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this SECTION 5.01(C) and SECTION 5.06 hereof, "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

            (d) Each Lender shall notify the Company of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (c) of this SECTION 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; PROVIDED that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this SECTION 5.01 in respect of any costs resulting from such event, only be entitled to payment under this SECTION 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this SECTION 5.01. Determinations and allocations by any Lender for purposes of this SECTION 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this SECTION 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this SECTION 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this SECTION 5.01, shall be conclusive, absent demonstrable error, PROVIDED that such determinations and allocations are made and attributed on a reasonable basis.

            (e) Without limiting the effect of the foregoing, the Company shall pay to each Lender on the last day of each Interest Period so long as such Lender is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or, unless the provisions of paragraph (b) above are applicable, so long as such Lender is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender (which includes any Eurodollar Loans)) an additional amount (determined by such Lender and notified to the Company through the Administrative Agent) equal to the product of the following for each Eurodollar Loan for each day during such Interest Period:

               (i) the principal amount of such Eurodollar Loan outstanding on such day; and

               (ii) the remainder of (x) the fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one MINUS the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender on such day MINUS (y) such numerator; and

               (iii) 1/360.

            (f) Notwithstanding anything in this SECTION 5.01 to the contrary, to the extent that any Lender does not charge all of its customers who are similarly situated to the Company in respect of any Additional Costs or other cost or compensation referred to this SECTION 5.01, such Lender shall not charge the Company for such Additional Cost or other cost or compensation.

            5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

            (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in SECTION 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

            (b) if the Majority Lenders determine, which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in SECTION 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined do not adequately cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with SECTION 2.08 hereof.

            5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of SECTION 5.04 hereof shall be applicable).

            5.04 TREATMENT OF EURODOLLAR LOANS. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to SECTION 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by SECTION 5.01(B) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in SECTION 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
SECTION 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

            5.05 COMPENSATION. The Company shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense actually incurred that such Lender determines is attributable to:

            (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to SECTION 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
      SECTION 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to SECTION 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed (other than the portion thereof consisting of the Applicable Margin) for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

            5.06 SUBSTITUTION OF LENDERS. In the event that the Company becomes obligated to pay additional amounts to any Lender pursuant to SECTION 5.01 hereof, then (unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts), then the Company may, so long as no Default shall be continuing, within 60 days after the demand by such Lender for such additional amounts, designate another bank which is acceptable to the Administrative Agent and the Majority Lenders (such other bank being herein called a "REPLACEMENT LENDER") to purchase all of the Loans of such Lender and all of such Lender's rights and obligations hereunder (without recourse to or warranty by, or expense to, such Lender) for a purchase price equal to the outstanding principal amount of such Lender's Loans plus any accrued but unpaid interest thereon and any accrued but unpaid fees in respect of such Lender's Commitments and any other amounts then payable to such Lender hereunder, and to assume all of the obligations of such Lender hereunder (except for such rights as survive the repayment of the Loans) and, upon such purchase such Lender shall no longer be a party hereto or have any rights hereunder (except for those that survive repayment of the Loans) and shall be released from all of its obligations hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

            5.07 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. Without limiting the obligations of the Company under SECTION 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Company shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lender (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lender, submitted by such Lender or Lenders to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

            SECTION 6. GUARANTEE.

            6.01 THE GUARANTEE. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Revolving Credit Loans made by the Revolving Credit Lenders to, and the Notes held by each Revolving Credit Lender of, the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under this Agreement, the Notes or the Guaranty Agreement and by any Obligor under any of the other Basic Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            6.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Subsidiary Guarantors under SECTION 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this SECTION 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

            6.03 REINSTATEMENT. The obligations of the Subsidiary Guarantors under this SECTION 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            6.04 SUBROGATION. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in SECTION 6.01 hereof, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

            6.05 REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in SECTION 11 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
SECTION 11) for purposes of SECTION 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said SECTION 6.01.

            6.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this SECTION 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR SECTION 3213.

            6.07 CONTINUING GUARANTEE. The guarantee in this SECTION 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

            6.08 RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this SECTION 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this SECTION 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

            For purposes of this SECTION 6.08, (i) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of the Company and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder) of the Company and all of the Subsidiary Guarantors, all as of the Closing Date. If any Subsidiary becomes a Subsidiary Guarantor hereunder subsequent to the Closing Date, then for purposes of this SECTION 6.08 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Closing Date and the aggregate present fair saleable value of the Properties, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the Closing Date shall be deemed to be equal to such value and amount on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

            6.09 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
SECTION 6.01 hereof would otherwise, taking into account the provisions of
SECTION 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said SECTION 6.01, then, notwithstanding any other PROVISION hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

            SECTION 7. CONDITIONS PRECEDENT.

            7.01 EFFECTIVENESS OF FOURTH AMENDMENT AND RESTATEMENT. The effectiveness of the amendment and restatement of the Third Amended and Restated Credit Agreement is subject to the conditions precedent that the Administrative Agent shall have received the following, each of which shall be satisfactory to the Administrative Agent in form and substance:

            (a) CORPORATE DOCUMENTS. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of such of the Basic Documents and the Operative Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

            (b) OFFICER'S CERTIFICATE. A certificate of a senior officer of the Company, dated the date hereof, to the effect set forth in the first sentence of SECTION 7.04 hereof.

            (c) OPINIONS OF TEXAS COUNSEL TO THE OBLIGORS. An opinion, dated the Closing Date, of Locke Liddell & Sapp LLP, counsel to the Obligors, substantially in the form of Exhibit B-1 hereto (and each

      Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

            (d) OPINIONS OF NEW YORK COUNSEL TO ING. An opinion, dated the Closing Date, of Mayer, Brown & Platt, special New York counsel to ING, substantially in the form of Exhibit B-2 hereto.

            (e) NOTES. The Notes duly completed and executed.

            (f) SECURITY AGREEMENT AMENDMENT. The Security Agreement Amendment, duly executed and delivered by the Administrative Agent and the Obligors.

            (g) MASTER LEASE CONDITIONS. Evidence that each of the conditions precedent set forth in Article III of the Master Agreement shall have been duly satisfied.

            (h) REPAYMENT OF SUBORDINATED BRIDGE. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Subordinated Bridge shall have been (or shall be simultaneously) paid in full.

            (i) 2000 SUBORDINATED NOTES. Evidence that the 2000 Subordinated Notes Documents shall have been duly authorized, executed and delivered by the Company and that the promissory notes evidencing the 2000 Subordinated Notes shall have been issued at par, and the Administrative Agent shall have received copies of each of the 2000 Subordinated Notes Documents certified by a senior officer of the Company. In addition, the Administrative Agent shall have received a certificate of a senior financial officer of the Company to the effect that the Company shall have received net cash proceeds (prior to the payment of any transaction expenses) from the issuance of the 2000 Subordinated Notes in an aggregate amount at least equal to $40,000,000.

            (j) INSURANCE. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company pursuant to SECTION
      9.04 hereof and the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by said SECTION 9.04, such certificates to be in such form and contain such information as is specified in said SECTION 9.04. In addition, the Company shall have delivered a certificate of the chief financial officer of the Company setting forth the insurance obtained by it in accordance with the requirements of SECTION 9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

            (k) REPAYMENT OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Lender or special New York counsel to ING may reasonably request.

The effectiveness of the amendment and restatement of the Third Amended and Restated Credit Agreement and the obligation of any Lender to make an extension of credit hereunder is also subject to the payment by the Company of such fees and other consideration as the Company shall have agreed to pay or deliver to any Lender or an affiliate thereof or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, special New York counsel to ING in connection with the negotiation, preparation, execution and delivery of this Fourth Amended and Restated Credit Agreement and the Notes and the other Basic Documents required in connection herewith and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

            7.02 CAPITAL EXPENDITURES; ELIGIBLE ACQUISITIONS. The obligation of any Revolving Credit Lender to make any Revolving Credit Loan the proceeds of which will be used to make (x) an Eligible Acquisition or (y) Capital Expenditures in respect of an Eligible New Contract (in each case, the "RELEVANT TRANSACTION" for such borrowing) is subject to the further conditions precedent that the Administrative Agent shall have received the following, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to the Majority Revolving Credit Lenders) in form and substance:

            (a) COMMON INFORMATION. With respect to any Relevant Transaction:

                    (i) CFO CERTIFICATE. A certificate of the chief financial
            officer of the Company (in such detail as the Administrative Agent may request) as to the good faith estimated amount of the consideration to be paid in connection with such Relevant Transaction.

                    (ii) RELEVANT CORRECTIONAL AND/OR DETENTION FACILITY
            Contracts. True and complete copies of the fully executed Correctional and Detention Facility Contract or Contracts (including all amendments thereto) to which such Relevant Transaction relates (the "RELEVANT CONTRACT" for such Relevant Transaction), together with a certificate of a senior officer of the Company to the effect that (x) all conditions to the effectiveness of the Relevant Contract for such borrowing shall have been met or waived; PROVIDED THAT any condition in such Relevant Contract that, if not met, could reasonably be expected to have a Material Adverse Effect shall not be waived by any Person without the consent of the Administrative Agent and the Majority Revolving Credit Lenders and (y) such Relevant Contract does not contain any provision permitting the other party to such Relevant Contract to terminate, cancel or otherwise modify such Relevant Contract upon the occurrence of any change in control (or similar event) with respect to any Obligor. Further, any condition in such Relevant Contract requiring the satisfaction of any Person shall be deemed for purposes of this
            SECTION 7.02(A) to require the satisfaction of the Administrative Agent and the Majority Revolving Credit Lenders if the failure to meet such condition could reasonably be expected to have a Material Adverse Effect.

                    (iii) USE PERMITS. A certificate of a senior officer of the
            Company to the effect that (x) attached thereto are true and complete copies of each Use Permit required in connection with such Relevant Transaction for such borrowing and that each such Use Permit is in full force and effect, or (y) no Use Permits are so required.

                     (iv) CORPORATE AUTHORIZATIONS. Evidence to the reasonable
            satisfaction of the Administrative Agent that such Relevant Transaction for such borrowing shall have been duly approved by the board of directors of each relevant Obligor and that the Relevant Contract therefor shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. In addition, the Administrative Agent shall have received copies of all written information provided to the board of directors of any Obligor in connection with such Relevant Transaction at the same time such information was provided to such board of directors.

                    (v) FINANCIAL AND COMPLIANCE CERTIFICATE.  A certificate
            from the chief financial officer of the Company with respect to such Relevant Transaction

                        (A) providing the PRO FORMA consolidated statements of
                    income, cash flow and balance sheet of the Company,

                        (B) to the effect that immediately prior to such
                    Relevant Transaction, and after giving effect thereto, (x) no Default shall have occurred and be continuing and (y) each of the representations and warranties set forth in
                    SECTION 8 hereof, and by each Obligor in each of the other Basic Documents to which it is a party, shall be true and complete, and

                        (C) providing PRO FORMA financial projections (which may
                    reflect Pro Forma Adjustments) demonstrating or showing (x) the sources and uses of funds in such Relevant Transaction,
                    (y) compliance with all financial covenants set forth in
                    SECTION 9 hereof after giving effect to such Relevant Transaction and for the four consecutive fiscal quarters after consummation of such Relevant Transaction and (z) the Capital Expenditures to be incurred by the Company and its Subsidiaries in connection with such Relevant Transaction for the period beginning from the date on which such Relevant Transaction is consummated and ending on the Revolving Credit Commitment Termination Date.

                    (vi) GOVERNMENTAL CONSENT AND APPROVALS. A certificate of a senior officer of the Company to the effect that (i) any municipal, state or federal government (or agency, instrumentality or political subdivision thereof) that is a party to the Relevant Contract for such borrowing, and any such governmental entity granting a Use Permit in connection with such Relevant Contract, does not object to the financing of such Relevant Transaction with such borrowing on the terms and conditions set forth in this Agreement and the other Basic Documents, including (without limitation) the granting of security interests and pledges of stock by the Obligors under the Security Agreement and the guarantees provided the Subsidiary Guarantors in SECTION 6 hereof and (ii) all necessary licenses, permits and governmental and third-party consents and approvals relating to such Relevant Transaction have been obtained and remain in full force and effect.

                    (vii) ANALYSES. To the extent completed by or on behalf of any Obligor, any demographic, industry, competitive or other analysis performed by any industry consultant, and the Administrative Agent and the Lenders shall be named as beneficiaries of such report.

                    (viii) INSURANCE. Evidence to the satisfaction of the
            Administrative Agent that, after giving effect to the transactions contemplated by such borrowing, the insurance program of the Obligors, insofar as it relates to such Relevant Transaction for such Revolving Credit Loans, adequately protects the interests of the Administrative Agent and the Lenders and is comparable in all material respects with insurance carried by responsible owners and operators of Properties similar to those of the Obligors, including (without limitation) that the Administrative Agent shall have been named as loss payee and additional insured under any additional insurance policies (or with respect to any additional insurance acquired under existing insurance policies) acquired in connection with such Relevant Transaction.

                     (ix) ENVIRONMENTAL SURVEY AND QUESTIONNAIRE. If requested
            by the Administrative Agent, an environmental audit and/or review of any real property to be acquired or leased by any Obligor in connection with such Relevant Transaction, with the results and methodology thereof reasonably satisfactory to the Administrative Agent and performed by an engineer acceptable the Administrative Agent and the Company. In addition, if requested by the Majority Revolving Credit Lenders (through the Administrative Agent), the Company shall have completed (and delivered to each Revolving Credit Lender) an environmental risk questionnaire in a form provided to the Company by the Administrative Agent (and containing such inquiries with respect to environmental matters as shall have been requested by any Lender, through the Administrative Agent, to be included in such questionnaire), and the responses to such questionnaire (and the underlying facts and circumstances shown thereby) shall be in form and substance reasonably satisfactory to each Revolving Credit Lender.

                    (x) ADVERSE LITIGATION OR PROCEEDING. A certificate from the secretary of the Company, to the effect that (and the Administrative Agent shall be satisfied in its good faith judgment that) no litigation or proceeding shall exist or, to such officer's knowledge be threatened, with respect to consummation of such Relevant Transaction or that could have a Material Adverse Effect.

                    (xi) TRANSACTION DOCUMENTS. A true and complete copy of the fully executed transaction documents relating to such Relevant Transaction (or unsigned drafts thereof that conform in all material respects with the fully executed purchase agreement).

                    (xii) SECURITY INTEREST. Evidence to the satisfaction of the
            Administrative Agent that the Administrative Agent (on behalf of the Lenders) has a perfected security interest in the assets (including stock) related to such Relevant Transaction.

                    (xiii) OTHER DOCUMENTS. Such other documents as the
            Administrative Agent or any Revolving Credit Lender or special New York counsel to ING may reasonably request, and such other information regarding the financial condition, operations, business or prospects of the Obligors insofar as its relates to such Revolving Credit Loans and the Relevant Transaction related thereto.

            (b) ELIGIBLE ACQUISITION INFORMATION. With respect to any Relevant Transaction that is an Eligible Acquisition:

                    (i) LENDER APPROVAL. If the consideration to be paid for
            such Eligible Acquisition will exceed $20,000,000, the approval of the Majority Revolving Credit Lenders of such Eligible Acquisition, such approval not to be unreasonably withheld.

                    (ii) POSITIVE EBITDAR. Evidence to the satisfaction of the
            Administrative Agent that the EBITDAR of the business to be acquired in such Eligible Acquisition (based on actual results with Pro Forma Adjustments) for the period of 12 consecutive months most recently preceding the proposed date of such Eligible Acquisition is greater than $1.

                    (iii) MAXIMUM CONSIDERATION. Evidence to the satisfaction of the Administrative Agent that the consideration to be paid for such Eligible Acquisition (including any Indebtedness assumed) will not exceed the product of (x) EBITDAR with respect to the business to be acquired in such Eligible Acquisition (based on actual results with Pro Forma Adjustments) for the 12 month period ending on the proposed date of consummation of such Eligible Acquisition and (y) six.

            (c) ELIGIBLE NEW CONTRACT INFORMATION. With respect to any Relevant Transaction that is an Eligible New Contract:

                    (i) Evidence to the satisfaction of the Administrative Agent that the aggregate Revolving Credit Loans that would be used to finance Capital Expenditures in connection with such Eligible New Contract would not exceed the projected EBITDAR for such Eligible New Contract for the period beginning on the date on which such Eligible New Contract is entered into and ending on the earlier of
            (x) the last day of the original term of such Eligible New Contract (including any stated renewal options) and (y) the fifth anniversary of such Eligible New Contract.

                    (ii) If the principal amount of the Revolving Credit Loans to finance such Capital Expenditure would exceed $15,000,000, the Majority Revolving Credit Lenders shall have approved such Capital Expenditure, such approval not to be unreasonably withheld.

            7.03 SYNTHETIC LEASE LOANS. The obligation of any Synthetic Lease Lender to make any Synthetic Lease Loan is subject to the further conditions precedent that the conditions precedent set forth in SECTIONS 3.1 and 3.4 of the Master Agreement shall have satisfied with respect to the borrowing of such Synthetic Lease Loans.

            7.04 INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of any Lender to make any Loan or otherwise extend credit to the Company upon the occasion of each borrowing or other extension of credit hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof: (a) no Default shall have occurred and be continuing; and (b) the representations and warranties made by the Company in
SECTION 8 hereof, and by each Obligor in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

            SECTION 8. REPRESENTATIONS AND WARRANTIES. Each Obligor, represents and warrants to the Administrative Agent and the Lenders that:

            8.01 CORPORATE EXISTENCE. Each Obligor: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

            8.02 FINANCIAL CONDITION. The Obligors have heretofore furnished to each of the Lenders the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at December 31, 1999 and the related consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Arthur Andersen LLP, and the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at March 31, 2000 and the related consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for the three-month period ended on such date. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Obligors, and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of the Obligors, as at said dates and the consolidated and unconsolidated results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at March 31, 2000, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis, except as otherwise indicated in the notes thereto. None of the Obligors has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, in each case, of a type required to be reflected in a balance sheet prepared in accordance with GAAP, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1999, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Obligors from that set forth in said financial statements as at said date.

            8.03 LITIGATION. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against any Obligor that, if adversely determined could be reasonably expected to (either individually or in the aggregate) have a Material Adverse Effect.

            8.04 NO BREACH. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents and the Operative Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any Obligor is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Obligors pursuant to the terms of any such agreement or instrument.

            8.05 ACTION. Each Obligor has all necessary power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents and each of the Operative Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents and each of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents and Operative Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            8.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents or the Operative Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

            8.07 USE OF CREDIT. None of the Obligors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

            8.08 ERISA. Each Plan, and, to the knowledge of each Obligor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which any Obligor would be under an obligation to furnish a report to the Lenders under SECTION 9.01(H) hereof.

            8.09 TAXES. The Obligors are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. Each Obligor has filed (either directly, or indirectly through the Company) all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid (either directly, or indirectly through Company) all taxes due pursuant to such returns or pursuant to any assessment received by any Obligor, except for any taxes being contested by an Obligor in good faith by proper proceedings as to which no Liens have been created on any Property of any Obligor. The charges, accruals and reserves on the books of the Obligors in respect of taxes and other governmental charges are, in the opinion of the Obligors, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

            8.10 INVESTMENT COMPANY ACT. None of the Obligors is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            8.11 PUBLIC UTILITY HOLDING COMPANY ACT. None of the Obligors is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            8.12 MATERIAL AGREEMENTS AND LIENS.

            (a) Part A of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Obligor, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

            (b) Part B of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person and covering any Obligor, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

            8.13 ENVIRONMENTAL MATTERS. Each Obligor has obtained all environmental, health and safety permits, licenses and other authorizations required under all applicable Environmental Laws to carry on its business as now being or as currently proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Obligors is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

            In addition, except as set forth in Schedule II hereto:

            (a) No notice, notification, demand, request for information, citation, summons or order has been issued to any Obligor or about which any Obligor has otherwise become aware, no complaint has been filed against any Obligor or about which any Obligor has otherwise become aware, no penalty has been assessed against any Obligor or about which any Obligor has otherwise become aware and no investigation or review is pending or, to the knowledge of any Obligor, threatened by any governmental authority or other entity with respect to any alleged failure by any Obligor to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of any Obligor or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by any Obligor, which has either not been resolved to the satisfaction of the issuing authority or which would not individually or in the aggregate have a Material Adverse Effect.

            (b) None of the Obligors owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                    (i) no polychlorinated biphenyls (PCBs) are or have been present at any site or facility now or previously owned, operated or leased by any Obligor;

                    (ii) no asbestos or asbestos-containing materials that are friable or bear a reasonable chance of becoming friable are or have been present at any site or facility now or previously owned, operated or leased by any Obligor;

                    (iii) there are no underground storage tanks for Hazardous
            Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by any Obligor that are not in material compliance with all applicable Environmental Laws, and there are no surface impoundments for Hazardous Materials, active or abandoned at any site or facility now or previously owned, operated or leased by any Obligor;

                    (iv) no Hazardous Materials have been Released at, on or
            under any site or facility now or previously owned, operated or leased by any Obligor in a reportable quantity established by any applicable Environmental Law; and

                    (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by any Obligor that would (either individually or in the aggregate) have a Material Adverse Effect.

            (c) None of the Obligors has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries, which individually or in the aggregate would have a Material Adverse Effect.

            (d) No Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by any Obligor at any facility which is subject to an Environmental Claim which would reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

            (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by any Obligor is listed or to the knowledge of any Obligor (upon due investigation) proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up, in each case, which has either not been resolved to the satisfaction of the issuing authority or which would not individually or in the aggregate have a Material Adverse Effect.

            (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by any Obligor, and no government action has been taken or is in process that could subject any such site or facility to such Liens and none of the Obligors would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

            (g) All investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of any Obligor relating to environmental matters at or affecting any site or facility now or previously owned, operated or leased by the any Obligor and that reveal facts, circumstances or conditions that could reasonably be expected to result in a Material Adverse Effect have been made available to the Lenders.

            8.14 CAPITALIZATION. Schedule V hereto correctly sets forth the number of shares of authorized capital stock of the Company, the class of such shares, the number of each such class outstanding and the par value thereof. All of such outstanding shares are duly and validly issued and outstanding, and (to the Company's knowledge) each of which shares is fully paid and nonassessable.
Schedule V hereto correctly sets forth, as of the date hereof, the names of the Persons owning 5% or more of any class of such capital stock, the class or classes of such capital stock owned by each such Person and percentage of the total number of shares of such class owned by each such Person. As of the date hereof, (x) except for those set forth in Schedule V hereto, there are no outstanding Equity Rights with respect to the Company and (y) except for those set forth in Schedule V hereto, there are no outstanding obligations of any Obligor to repurchase, redeem, or otherwise acquire any shares of capital stock of any Obligor to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Obligor.

            8.15 SUBSIDIARIES, ETC.

            (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the date hereof, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

            (b) Set forth in Part B of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all Investments (other than Investments disclosed in Part A of said Schedule III hereto) held by the Company or any of its Subsidiaries in any Person (other than Investments which are Permitted Investments or deposits maintained with banks in the ordinary course of business) and, for each such Investment,
      (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

            8.16 TITLE TO ASSETS. Each Obligor owns and has on the date hereof, and will own and have on the Closing Date, good and marketable title or valid and subsisting leaseholds (subject only to Liens permitted by SECTION 9.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in SECTION 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to SECTION 9.05 hereof). Each Obligor (a) owns and has on the date hereof (and will own and have on the Closing Date), good and marketable title to, or has on the date hereof (and will have on the Closing Date) a valid and subsisting leasehold estate in, and (b) enjoys on the date hereof (and will enjoy on the Closing Date), peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by SECTION 9.06 hereof) that are necessary for the operation and conduct of its businesses.

            8.17 TRUE AND COMPLETE DISCLOSURE. The information (other than projections), reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All projections furnished by or on behalf of the Obligors in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or the transactions contemplated hereby were prepared by the Company in good faith based on assumptions determined to be reasonable by the Company under the then existing facts and circumstances. All written information furnished after the date hereof by any Obligor to the Administrative Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable assumptions, on the date, and under the facts and circumstances, as of which such information is stated or certified. There is no fact actually known to any Obligor that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

            8.18 REAL PROPERTY. Set forth on Schedule IV hereto is a list, as of the Closing Date, of all of the real property interests held by the Company and its Subsidiaries, indicating in each case whether the respective Property is owned or leased and the location of the respective Property.

            SECTION 9. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

            9.01 FINANCIAL STATEMENTS; ETC. The Company shall deliver to each of the Lenders (in such form as shall be satisfactory to the Administrative Agent):

            (a) no later than January 15 of each year, a budget (on a monthly basis) for the Company and its Subsidiaries for such year (including consolidating and consolidated statements of income, cash flow and balance sheets prepared in accordance with GAAP); and promptly after any material revision to such budget, such budget as so revised;

            (b) as soon as available and in any event within 30 days after the end of each month, consolidated and consolidating statements of income and retained earnings of the Company and its Subsidiaries for such month and for the period from the beginning of the respective fiscal year to the end of such month, and the related consolidated balance sheets of the Company and its Subsidiaries as at the end of such month, setting forth in each case in comparative form the corresponding consolidated and consolidating figures provided in the budget required under SECTION 9.01(A) hereof for such period, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, and said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments with the absence of footnotes);

            (c) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company,
      (i) a statement of occupancy rates at each of the facilities owned or maintained by the Company and its Subsidiaries as at the end of such period, and a statement of occupancy revenues and the direct costs of occupancy for each Correctional and Detention Facility Contract for such period and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter, in each case setting forth in comparative form the corresponding figures for the corresponding periods in the budget required under SECTION 9.01(A) hereof (ii) an analysis of the chief financial officer of the financial condition of the Company and its Subsidiaries, on a consolidated and consolidating basis, as of the end of such period, including (without limitation) a reconciliation to the budget required under SECTION 9.01(A) hereof;

            (d) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income and retained earnings, and a consolidated statement of cash flow, of the Company and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing (which opinion shall not contain any Impermissible Qualification), which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and by a management letter or similar letter submitted to the Company by such accountants and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

            (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

            (f) to the extent not previously furnished to the Lenders or the Administrative Agent in such capacity, promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

            (g) without duplication of any provision of subsection (d) above, promptly after the receipt by the Company thereof, copies of each report submitted to any Obligor by independent accountants in connection with any annual, interim or special audit of the books of any Obligor made by such accountants, or any management letters or similar documents submitted to any Obligor by such accountants;

            (h) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                    (i) any reportable event, as defined in Section 4043(b) of
            ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
            Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with

            Section 412(d) of the Code); and any request for a waiver under
            Section 412(d) of the Code for any Plan;

                    (ii) the distribution under Section 4041 of ERISA of a
            notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                    (iii) the institution by PBGC of proceedings under Section
            4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                    (iv) the complete or partial withdrawal from a Multiemployer
            Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                    (v) the institution of a proceeding by a fiduciary of any
            Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                    (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

            (i) without prejudice as to whether an Event of Default has occurred, promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

            (j) promptly after the termination or expiration of any Correctional and Detention Facility Agreement, PRO FORMA financial projections prepared by the Company demonstrating that after giving effect to such termination or expiration (and any replacement Correctional and Detention Facility Agreement therefor) the Company will be in compliance with its obligations under SECTIONS 9.10, 9.11, 9.12, 9.13, 9.14 and 9.15 hereof for the period commencing on the date of such termination and ending on the Commitment Termination Date; and

            (k) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) available to the Company, as any Lender or the Administrative Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a), (b) or (c) above, a certificate of a senior financial officer of the Company to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto). In addition, at the time the Company furnishes to each Lender the financial statements required pursuant to paragraph (c) above, the Company shall furnish to each Lender a certificate of a senior financial officer setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with SECTIONS 9.10, 9.11, 9.12,

9.13, 9.14 and 9.15 hereof as of the date as of which such financial statements have been provided. Further, upon the request of any Lender, at the time the Company furnishes the financial statements required pursuant to paragraph (b) above, the Company shall furnish to such Lender a certificate of a senior financial officer setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with SECTIONS 9.10, 9.11, 9.12, 9.13, 9.14 and 9.15 hereof as of date as of which such financial statements have been provided.

            9.02 LITIGATION. The Company will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

            9.03 EXISTENCE, ETC. The Company will, and will cause each of its Subsidiaries to:

            (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

            (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could be reasonably expected to (either individually or in the aggregate) have a Material Adverse Effect;

            (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

            (d) maintain all of its Properties necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted;

            (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

            (f) upon notice to the Company, permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

            9.04 INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations of comparable size engaged in the same or similar business and similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations. The Company will in any event maintain (with respect to itself and each of its Subsidiaries):

            (1) CASUALTY INSURANCE -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of the Company and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to such reasonable and customary deductibles as shall be satisfactory to the Majority Lenders) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including, without limitation, vehicles), at least equal to 100% of the actual replacement cost of such assets, subject to deductibles as aforesaid and
      (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid, PROVIDED that insurance in respect of Perils consisting of floods shall not be required to be obtained except upon 30 days' prior notice from the Administrative Agent.

            (2) AUTOMOBILE LIABILITY INSURANCE FOR BODILY INJURY AND PROPERTY DAMAGE -- insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Company or any of its Subsidiaries) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

            (3) COMPREHENSIVE GENERAL LIABILITY INSURANCE -- insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways) of the Company and its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

            (4) WORKERS' COMPENSATION INSURANCE -- workers' compensation insurance (including, without limitation, Employers' Liability Insurance) to the extent required by applicable law.

            (5) BUSINESS INTERRUPTION INSURANCE -- insurance against loss of operating income (up to an aggregate amount equal to $20,000,000 and subject to a deductible, or self-insured amount, not in excess of $100,000) by reason of any Peril.

            (6) PROFESSIONAL LIABILITY INSURANCE -- professional liability insurance in an amount equal to at least $10,000,000.

Such insurance shall be written by financially responsible companies selected by the Company and (except for automobile insurance) having an A.M. Best rating of "A" or better and being in a financial size category of VII or larger (or, with respect to professional liability insurance only, an equivalent rating by a European equivalent of A.M. Best), or by other companies acceptable to the Majority Lenders, and (other than for workers' compensation) shall name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this SECTION 9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Lenders shall not be invalidated by any act or negligence of the Company or any Person having an interest in any Property covered by the Mortgage nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Company will advise the Administrative Agent promptly of any significant policy cancellation (other than any such cancellation in connection with the replacement thereof), reduction or amendment.

            On or before the Closing Date, the Company will deliver to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Company hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the December 31 falling at least six months after the date hereof, subject only to the payment of premiums as they become due. Thereafter, the Company will maintain all insurance required to be maintained by the Company hereunder through the December 31 of each subsequent calendar year as long as any Loans or Commitments are outstanding under this Agreement, subject only to the payment of premiums as they become due and the availability of such coverage. In addition, the Company will not modify any of the provisions of any policy with respect to professional liability insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent accompanied by a written report of Summit Global Partners, or any other firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) adequately protects the interests of the Lenders and the Administrative Agent, is in compliance with the provisions of this SECTION 9.04, and is comparable in all respects with insurance carried by responsible owners and operators of businesses similar to those of the Company and its Subsidiaries. The Company will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this SECTION 9.04 unless the Administrative Agent is the named insured thereunder, with loss payable as provided herein. The Company will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

            Without limiting the obligations of the Company under the foregoing provisions of this SECTION 9.04, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this SECTION 9.04, then the Administrative Agent may (upon notice to the Company), but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Majority Lenders) shall deem appropriate, and the Company shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

            For purposes hereof, the term "PERIL" shall mean, collectively, fire, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Company and its Subsidiaries are located.

            9.05 PROHIBITION OF FUNDAMENTAL CHANGES. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for (w) purchases of inventory and other Property to be sold or used in the ordinary course of business, (x) Investments permitted under SECTION 9.08 hereof, (y) Capital Expenditures permitted under SECTION 9.15 hereof and (z) other acquisitions so long as the aggregate consideration paid by the Obligors for all such acquisitions does not exceed $250,000. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business, or any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms (so long as the aggregate fair market value of all such Property disposed of shall not exceed
(x) $3,000,000 and (y) $1,000,000 in any year), (ii) the granting of Liens to secure the Senior Notes, the 1998 Synthetic Lease Financing and any Future Synthetic Lease Financing, (iii) Municipal Transaction Transfers so long as (x) the aggregate consideration received by the Obligors in connection with any Municipal Transaction Transfer is not less than the depreciated book value of the Property that is the subject of such Municipal Transaction Transfer, and (y) the aggregate Net Available Proceeds of all Municipal Transaction Transfers does not exceed $175,000,000, (iv) sale lease-back transactions that the Obligors are permitted to enter into pursuant to SECTION 9.17 hereof, and (v) other dispositions so long as the aggregate fair market value of all Property so disposed of does not exceed $250,000).

            9.06 LIMITATION ON LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except (without duplication):

            (a) Liens created pursuant to the Security Documents or the Operative Documents;

            (b) Liens in existence on the date hereof and listed in Part B of
      Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule I);

            (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under SECTION 11.01(H) hereof;

            (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

            (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

            (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; PROVIDED that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

            (i) Liens on the Property of a designated subsidiary securing Indebtedness permitted pursuant to SECTION 9.07(E) hereof;

            (j) Liens securing the Senior Notes that are PARI PASSU with the Liens in favor of the Administrative Agent and the Lenders under the Security Documents; and

            (k) Liens securing any Future Synthetic Lease Financing that are PARI PASSU with the Liens in favor of the Administrative Agent and the Lenders under the Security Documents.

            9.07 INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except (without duplication):

            (a) Indebtedness to the Lenders hereunder;

            (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto;

            (c) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

            (d) Indebtedness of the Company and its Subsidiaries secured by Liens permitted under SECTION 9.06(H) hereof up to but not exceeding $1,000,000 at any one time outstanding;

            (e) Indebtedness of one or more newly-created Subsidiaries of the Company that the Company requests be permitted to incur Indebtedness under this SECTION 9.07(E), and the Majority Lenders agree shall be permitted to incur Indebtedness under this SECTION 9.07(E) (PROVIDED that the Lenders shall not condition their agreement on the payment of a fee), in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding;

            (f) Indebtedness consisting of the Senior Notes, any Subordinated Notes, the 1998 Synthetic Lease Financing and any Future Synthetic Lease Financing; and

            (g) additional Indebtedness of the Company and its Subsidiaries (including, without limitation, Capital Lease Obligations) up to but not exceeding $2,000,000 at any one time outstanding.

            9.08 INVESTMENTS. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

            (a) the loans identified in Part B of Schedule III hereto, with the terms and conditions set forth on Part B of Schedule III hereto, provided that the aggregate principal amount of such loans, together with accrued interest thereon, does not exceed $1,300,000;

            (b) operating deposit accounts with banks;

            (c) Permitted Investments;

            (d) Investments by the Company and its Subsidiaries in capital stock of Subsidiaries of the Company to the extent outstanding on the date of the financial statements of the Company and its Subsidiaries referred to in SECTION 8.02 hereof and advances by the Company and its Subsidiaries to Subsidiaries of the Company in the ordinary course of business or in connection with a Relevant Transaction financed with Loans;

            (e) Interest Rate Protection Agreements required to be maintained under SECTION 9.18 hereof;

            (f) additional Investments up to but not exceeding $200,000 in the aggregate;

            (g) existing and future Investments comprised of stocks, bonds and notes of existing or former account debtors of the Obligors if such Investment was received pursuant to the consummation of a bankruptcy plan of reorganization or similar proceedings of such account debtor; and

            (h) loans or advances by the Company or any of its Subsidiaries to employees in the ordinary course of business in an aggregate amount any one time outstanding not to exceed $250,000.

            9.09 DIVIDEND PAYMENTS. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time; PROVIDED that the Company may (i) repurchase shares of its capital stock so long as the aggregate amount paid by the Company for all such repurchases does not exceed

$2,500,000 in any fiscal year of the Company and $7,500,000, in the aggregate and (ii) declare or make stock splits which do not decrease the percentage ownership of any Person in any class of the capital stock of the Company.

            9.10 EBITDAR RATIO I. The Company will not permit the EBITDAR Ratio I with respect to any period ending on a date that falls within any period set forth below under the column entitled "Period" to exceed the applicable ratio set forth under the caption "Ratio" opposite such period:

            PERIOD                                RATIO
            ------                                -----
      Closing Date through and
      including March 31, 2001                    3.75 to 1

      April 1, 2001 through and
      including December 31, 2001                 3.50 to 1

      January 1, 2002 through and
      including June 30, 2002                     3.25 to 1

      July 1, 2002 through and
      including December 31, 2002                 3.00 to 1

      January 1, 2003 through and
      including June 30, 2003                     2.75 to 1

      July 1, 2003 through and
      including June 30, 2004                     2.50 to 1

      July 1, 2004 and all times thereafter       2.25 to 1

            9.11 EBITDAR RATIO II. The Company will not permit the EBITDAR Ratio II with respect to any period ending on a date that falls within any period set forth below under the column entitled "Period" to exceed the applicable ratio set forth under the caption "Ratio" opposite such period:

            PERIOD                                RATIO
            ------                                -----
      Closing Date through and
      including March 31, 2001                    5.00 to 1

      April 1, 2001 through and
      including September 30, 2001                4.50 to 1

      October 1, 2001 through and
      including March 31, 2002                    4.25 to 1

      April 1, 2002 through and
      including September 30, 2002                4.00 to 1

      October 1, 2002 through and
      including March 31, 2003                    3.75 to 1

            PERIOD                                RATIO
            ------                                -----

      April 1, 2003 through and
      including June 30, 2004                     3.50 to 1

      July 1, 2004 and all times thereafter       3.25 to 1

            9.12 NET WORTH. The Company will not permit its Net Worth, as at the last day of any fiscal quarter of the Company (a "CALCULATION DATE") to be less than the sum of the following:

            (a) $90,000,000, PLUS

            (b) an amount equal to 50% of the aggregate net income of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for each fiscal quarter of the Company for which such net income is a positive number, commencing with the fiscal quarter ending on September 30, 2000 and ending with the fiscal quarter ending on the Calculation date, PLUS

            (c) an amount equal to the aggregate Net Available Proceeds received in respect of Equity Issuances during the period commencing on July 1, 2000 and ending on the last day of such fiscal quarter.

            9.13 INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio with respect to any period ending on a date that falls within any period set forth below under the column entitled "Period" to be less than the applicable ratio set forth under the caption "Ratio" opposite such period:

            PERIOD                                RATIO
            ------                                -----
      Closing Date through and
      including March 31, 2003                    2.00 to 1

      April 1, 2003 through and
      including December 31, 2003                 2.25 to 1

      January 1, 2004 through and
      including June 30, 2004                     2.50 to 1

      July 1, 2004 and all times thereafter       2.75 to 1

            9.14 FIXED CHARGES RATIO. The Company will not permit the Fixed Charges Ratio with respect to any period ending on a date that falls within any period set forth below under the column entitled "Period" to be less than the applicable ratio set forth under the caption "Ratio" opposite such period:

            PERIOD                                RATIO
            ------                                -----
      Closing Date through and
      including March 31, 2001                    1.55 to 1

      April 1, 2001 through and
      including June 30, 2003                     1.60 to 1

      July 1, 2003 and all times thereafter       1.50 to 1

            9.15 CAPITAL EXPENDITURES. The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures at any time, except for the following:

            (a) maintenance Capital Expenditures in an aggregate amount in any year not to exceed an amount equal to 3% of the total revenues of the Company and its Subsidiaries for such year; and

            (b) Capital Expenditures made in connection with Eligible Acquisitions and Eligible New Contracts as described pursuant to SECTION
      7.02 (A) (V) (C) (Z) hereof.

            9.16 THE CORNELL COX GROUP, L.P. The Cornell Cox Group, L.P., a Delaware limited partnership, shall not hold or acquire any Property and shall not incur any Indebtedness or other liabilities in addition to those in existence as of the date hereof, which are correctly set forth on Schedule VI hereto.

            9.17 SALE LEASE-BACK TRANSACTIONS. Except for Municipal Transactions, the Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person whereby the Company or such Subsidiary shall sell or otherwise transfer any of its Property, whether now owned or hereafter acquired, and thereafter rent or lease such Property or similar Property for substantially the same use or uses as the Property sold or transferred UNLESS the following conditions are satisfied:

            (a) the consideration received by the Company or such Subsidiary in connection with such transfer is at least equal to the fair market value of the Property so transferred (as reasonably determined by the board of directors of the Company),

            (b) all of the net proceeds received by the Company or any of its Subsidiaries in connection with any such transaction are used by the Company, within 12 months of the receipt thereof, to either (i) acquire other Property in compliance with the term of this Agreement and/or (ii) repay or prepay Indebtedness of the Company or any of its Subsidiaries (other than any Subordinated Notes), and

            (c) the aggregate consideration received by the Obligors in connection with all such sale lease-back transactions entered into after the date of this Agreement shall not exceed $20,000,000.

            9.18 DISCOUNT OF ACCOUNTS. The Company will not, and will not permit any of its Subsidiaries to, sell (with or without recourse) or discount any of their accounts receivable.

            9.19 INTEREST RATE PROTECTION AGREEMENTS. The Company will, at all times after the first date on which any of the following shall occur (a) the aggregate principal amount of all Indebtedness of the Obligors that bears interest at a fixed rate until its maturity is an amount less than 30% of the aggregate principal amount of all Indebtedness of the Obligors on such date, or
(b) the three-month London interbank offered rate for amounts in excess of $1,000,000 shall be greater than 9% per annum for at least 15 consecutive days, or (c) any Event of Default shall have occurred, obtain and thereafter maintain in full force and effect one or more Interest Rate Protection Agreements with any Lender (or an affiliate of any Lender), that effectively enables the Company (in a manner satisfactory to the Administrative Agent), as at any date, to protect itself against fluctuations in interest rates.

            9.20 LINES OF BUSINESS. Neither the Company nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than the business of operating correctional and/or detention facilities, juvenile facilities, pre-release facilities and substance abuse rehabilitation facilities and related lines of business.

            9.21 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an

Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); PROVIDED that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate or the payment of management or similar fees by the Company or a Subsidiary to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

            9.22 USE OF PROCEEDS.

            (a) The Company will use the proceeds of the Revolving Credit Loans solely:

                  (i)   to finance ongoing working capital purposes;

                  (ii)  to make principal and interest payments on Loans;

                  (iii) to finance acquisitions, the expansion of existing
                        facilities, the acquisition of new contracts, and other Capital Expenditures, in each case subject to the terms hereof; and

                  (iii) to refinance the Subordinated Bridge;

      PROVIDED that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

            (b) The Lessor will use the proceeds of the Synthetic Lease Loans solely to acquire Land and Buildings and fund Construction; PROVIDED that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

            9.23 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES.

            (a) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary.

            (b) In the event that any additional shares of capital stock shall be issued by any Subsidiary of the Company, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

            (c) The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company are Subsidiary Guarantors and, thereby, "Obligors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new Subsidiary, the Company or the respective Subsidiary will cause such new Subsidiary to become a "Subsidiary Guarantor" (and, thereby, an "Obligor") hereunder pursuant to a written instrument in form and substance satisfactory to each Lender and the Administrative Agent, and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as any Lender or the Administrative Agent shall have requested.

            9.24 MODIFICATIONS OF CERTAIN DOCUMENTS. No Obligor will consent to any material modification, supplement or waiver of any of the provisions of any Correctional and Detention Facility Contract or any of the provisions of the 2000 Subordinated Notes Documentation (except to the extent permitted by Section
2.11 of the 2000 Subordination Agreement) or any other Subordinated Notes Documentation.

            9.25 POST-CLOSING REAL PROPERTY. If any Obligor acquires any interest in real property (whether in fee or a leasehold estate, but excluding any Leased Properties) after the date of this Agreement, such Obligor shall notify the Administrative Agent and shall do the following:

            (a) upon the request of the Administrative Agent and the Majority Lenders at any time thereafter, do the following:

                          (i) furnish to the Administrative Agent one or more
                  Mortgages covering such interest in real property (and, if such property is a leasehold estate, appropriate estoppel certificates from the respective landlords thereof), and

                          (ii) furnish to the Administrative Agent evidence to
                  the satisfaction of the Administrative Agent that the such real property is not subject to any Lien (other than Liens permitted under SECTION 9.06 HEREOF); and

            (b) during the continuance of any Default, do each of the following:

                          (i) obtain one or more mortgagee policies of title
                  insurance on forms of and issued by one or more title companies satisfactory to each Lender (the "TITLE COMPANIES"), insuring the validity and priority of the Liens created under such Mortgage(s) for and in amounts satisfactory to each Lender, subject only to such exceptions as are satisfactory to the Majority Lenders;

                          (ii) furnish to the Administrative Agent as-built
                  surveys of recent date of such real property, showing such matters as may be required by any Lender, which surveys shall be in form and content acceptable to the Majority Lenders, and certified to the Administrative Agent and to each Lender and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Majority Lenders; and

                          (iii) furnish to the Administrative Agent certified
                  copies of unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the facilities to be covered by such Mortgage(s) are located, then such other evidence reasonably satisfactory to the Majority Lenders) permitting the fully functioning operation and occupancy of each such facility and of such other permits necessary for the use and operation of each such facility issued by the respective governmental authorities having jurisdiction over each such facility. In addition, the Company shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording such Mortgage in the appropriate county land office(s).

            9.26 PREPAYMENT OF 2000 SUBORDINATED DEBT. Neither the Company nor any of its Subsidiaries shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Notes, except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Notes; provided that any such prepayments may be made so long as (i) all Letters of Credit have been terminated and there are no outstanding Letter of Credit Liabilities, Revolving Credit Loans or Synthetic Lease Loans and (ii) no Default shall be continuing.

            9.27 POST-CLOSING SEARCHES. By no later than the 60th day after the Closing Date, the Company shall have furnished to the Administrative Agent copies of Uniform Commercial Code search results, and United States tax lien search results, each as of a recent date, with respect to each of the Obligors in each of the respective jurisdictions set forth in Annex 6 to the Security Agreement (as amended by the Security Agreement Amendment).


            SECTION 10. THE LESSOR; EXERCISE OF REMEDIES UNDER LEASE.

            10.01 COVENANTS OF LESSOR. So long as any Synthetic Lease Loan Lender's Synthetic Lease Loan Commitment remains in effect, any Synthetic Lease Loan remains outstanding and unpaid or any other amount is owing to any Synthetic Lease Loan Lender with respect to its Funding Party Balances (as that term is defined in the Master Agreement), subject to SECTION 10.02 hereof, the Lessor will promptly pay all amounts payable by it under this Agreement and the Notes issued by it in accordance with the terms hereof and thereof and shall duly perform each of its obligations under this Agreement and the Notes. The Lessor agrees to provide to the Administrative Agent a copy of each estoppel certificate that the Lessor proposes to deliver pursuant to SECTION 17.13 of the Lease at least five days prior to such delivery and to make any corrections thereto reasonably requested by the Administrative Agent prior to such delivery. The Lessor shall keep each Leased Property owned by it free and clear of all Lessor Liens (as that term is defined in the Master Agreement). The Lessor shall not reject any sale of any Leased Property pursuant to Section 14.6 of the Lease unless all of the related Synthetic Lease Loans have been paid in full or the Synthetic Lease Loan Lenders consent to such rejection. In the event that the Synthetic Lease Loan Lenders reject any sale of any Leased Property pursuant to
Section 14.6 of the Lease, the Lessor agrees to take such action as the Synthetic Lease Lenders request to effect a sale or other disposition of such Leased Property, PROVIDED that (i) the Lessor shall not be required to expend its own funds in connection therewith or take any action that would, in the Lessor's reasonable judgment, expose the Lessor to expense, liability, loss or damage unless the Synthetic Lease Lenders provide to the Lessor an indemnity, in a form and substance reasonably acceptable to the Lessor, for such liability, or expense, or unless and until the Synthetic Lease Lenders advance to the Lessor an amount that is sufficient, in the Lessor's reasonable judgment, to cover such liability, expense, loss or damage (excluding the Lessor's PRO RATA share thereof, if any), (ii) Lessor shall not be required to undertake any action that would be a violation of Applicable Law (as that term is defined in the Master Agreement) and (iii) the Lessor shall not be required to under take any such action that would cause the Lessor to violate, or be in default under, any of its other agreements or contracts; provided that such other agreements or contracts do not preclude any Synthetic Lease Lender from exercising any of its remedies expressly set forth in the Operative Documents. In the event that the Construction Administrative Agent returns any Leased Property to the Lessor pursuant to Section 5.3(a) of the Construction Agency Agreement, unless all of the related Synthetic Lease Loans are paid in full, the Lessor agrees to take such action as the Synthetic Lease Lenders request to complete the Construction, or to effect a sale or other disposition, of such Leased Property, PROVIDED that
(i) the Lessor shall not be required to expend its own funds in connection therewith or take any action that would, in the Lessor's reasonable judgment, expose the Lessor to expense, liability, loss or damage unless the Synthetic Lease Lenders provide to the Lessor an indemnity, in a form and substance reasonably acceptable to the Lessor, for such liability, or expense, or unless and until the Synthetic Lease Lenders advance to the Lessor an amount that is sufficient, in the Lessor's reasonable judgment, to cover such liability, expense, loss or damage (excluding the Lessor's PRO RATA share thereof, if any), (ii) Lessor shall not be required to undertake any action that would be a violation of Applicable Law (as that term is defined in the Master Agreement) and (iii) the Lessor shall not be required to under take any such action that would cause the Lessor to violate, or be in default under, any of its other agreements or contracts; provided that such other agreements or contracts do not preclude any Synthetic Lease Lender from exercising any of its remedies expressly set forth in the Operative Documents. During the Construction Term for each Leased Property, the Lessor agrees to assume liability for, and to indemnify, protect, defend, save and hold harmless the Administrative Agent and each Synthetic Lease Loan Lender, on an After-Tax Basis (as that term is defined in the Master Agreement) from and against, any and all Claims (as that term is defined in the Master Agreement) that may be imposed on, incurred by or asserted or threatened to be asserted against the Administrative Agent or any Synthetic Lease Loan Lender, in any way relating to or arising out of the circumstances set forth in clauses (i) through (iv) of the first sentence of Section 3.3 of the Construction Agency Agreement, PROVIDED that the Lessor shall only be obligated pursuant to this sentence to the extent that the Lessor receives payment from the Construction Administrative Agent (as defined in the Master Agreement) or any other Person with respect to such Claim.

            10.02 LESSOR OBLIGATIONS NONRECOURSE; PAYMENT FROM CERTAIN LEASE OBLIGATIONS AND CERTAIN PROCEEDS OF LEASED PROPERTY ONLY. All payments to be made by the Lessor in respect of the Synthetic Lease Loans, the Notes and this Agreement shall be made only from certain payments received under the Lease, the Guaranty Agreement and the Construction Agency Agreement and certain proceeds of the Leased Properties and only to the extent that the Lessor or the Administrative Agent shall have received sufficient payments from such sources to make payments in respect of the Synthetic Lease Loans in accordance with
Section 3 of the Loan Agreement. Each Synthetic Lease Loan Lender agrees that it will look solely to such sources of payments to the extent available for distribution to such Synthetic Lease Loan Lender as herein provided and that neither the Lessor nor the Administrative Agent is or shall be personally liable to any Synthetic Lease Loan Lender for any amount payable hereunder or under any Note. Nothing in this Agreement, the Notes, any other Basic Document or any Operative Document shall be construed as creating any liability (other than for willful misconduct, gross negligence, misrepresentation or breach of contract (other than the failure to make payments in respect of the Synthetic Lease Loans)) of the Lessor individually to pay any sum or to perform any covenant, either express or implied, in this Agreement, the Notes, any other Basic Documents or any Operative Document (all such liability, if any, being expressly waived by each Synthetic Lease Loan Lender) and that each Synthetic Lease Loan Lender, on behalf of itself and its successors and assigns, agrees in the case of any liability of the Lessor hereunder or thereunder (except for such liability attributable to its willful misconduct, gross negligence, misrepresentation or breach of contract (other than the failure to make payments in respect of the Synthetic Lease Loans)) that it will look solely to those certain payments received under the Lease, the Guaranty Agreement (as that term is defined in the Master Agreement) and the Construction Agency Agreement and those certain proceeds of the Leased Properties, PROVIDED, HOWEVER, that the Lessor in its individual capacity shall in any event be liable with respect to
(i) the removal of Lessor's Liens (as that term is defined in the Master Agreement) or involving its gross negligence, willful misconduct, misrepresentation or breach of contract (other than the failure to make payments in respect of the Synthetic Lease Loans) or (ii) failure to turn over payments the Lessor has received in accordance with Section 3 of the Loan Agreement; and PROVIDED FURTHER that the foregoing exculpation of the Lessor shall not be deemed to be exculpations of the Company, any Lessee or any other Person.

            10.03 EXERCISE OF REMEDIES UNDER THE LEASE.

            (a) MASTER AGREEMENT EVENT OF DEFAULT. With respect to any Potential Event of Default (as that term is defined in the Master Agreement) as to which notice thereof by the Lessor to a Lessee or the Company is a requirement to cause such Potential Event of Default to become a Master Agreement Event of Default, the Lessor agrees to give such notice to such Lessee or the Company promptly upon receipt of a written request by any Synthetic Lease Loan Lender or the Administrative Agent. The Lessor shall not, without the prior written consent of the Majority Synthetic Lease Lenders, waive any such Master Agreement Event of Default.

            (b) ACCELERATION OF LEASE BALANCE. When a Master Agreement Event of Default exists, the Lessor, upon the direction of the Majority Synthetic Lease Lenders, shall exercise remedies under Article XIII of the Lease to demand payment in full of the Lease Balance by the Lessees (the "ACCELERATION"). Following the Acceleration, the Lessor shall consult with the Synthetic Lease Loan Lenders regarding actions to be taken in response to such Master Agreement Event of Default. The Lessor:

                  (i) shall not, without the prior written consent of the
            Majority Synthetic Lease B Lenders, and

                  (ii) shall (subject to the provisions of this SECTION 10.03), if so directed by the Majority Synthetic Lease B Lenders,

      do any of the following: commence eviction or foreclosure proceedings, or file a lawsuit against any Lessee under the Lease, or sell the Leased Properties, or exercise other remedies against the Lessee under the Operative Documents in respect of such Master Agreement Event of Default; PROVIDED, HOWEVER, that any payments received by the Lessor shall (subject to the provisions of the Collateral Sharing Documentation) be distributed in accordance with Section 3 of the Loan Agreement. Notwithstanding any such consent, direction or approval by the Majority Synthetic Lease B Lenders of any such action or omission, the Lessor shall not have any obligation to follow such direction if the same would, in the Lessor's reasonable judgment, require the Lessor to expend its own funds or expose the Lessor to expense, unless Synthetic Lease Lenders and B Lenders provide to the Lessor an indemnity, in form and substance reasonably acceptable to the Lessor, for such liability, loss or damage or unless and until the Synthetic Lease Loan Lenders advance to the Lessor an amount which is sufficient, in the Lessor's reasonable judgment, to cover such liability, expense, loss or damage (excluding the Lessor's pro rata share thereof, if any). Notwithstanding the foregoing, on and after the related Release Date (and any application otherwise required under Section 3 of the Loan Agreement has been made): the Synthetic Lease Loan Lenders shall have no rights to such Leased Property or any proceeds thereof; the Synthetic Lease Loan Lenders shall have no rights to direct or give consent to any actions with respect to such Leased Property and the proceeds thereof; the Lessor shall have absolute discretion (but in all events subject to the terms of the Operative Documents) with respect to such exercise of remedies with respect to such Leased Property, and the proceeds thereof, including, without limitation, any foreclosure or sale of such Leased Property; and the Lessor shall have no liability to the Synthetic Lease Loan Lenders with respect to the Lessor's actions or failure to take any action with respect to such Leased Property.

            SECTION 11. EVENTS OF DEFAULT.

            11.01 EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

            (a) The Company shall: (i) default in the payment of any principal of any Loan or any Reimbursement Obligation when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan, any fee or any other amount payable by it hereunder or under any other Basic Document when due and such default shall have continued unremedied for one Business Day; or

            (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $1,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or the Company shall be obligated to pay any "Recourse Deficiency Amount" (as that term is defined in the Master Agreement) in respect of the 1998 Synthetic Lease Financing (or any substantially similar payment in respect of any Future Synthetic Lease Financing); or any "Loan Event of Default" (as that term is defined in the Loan Agreement) shall be continuing; or

            (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

            (d) The Company shall default in the performance of any of its obligations under any of SECTIONS 9.01(J), 9.05, 9.06, 9.07, 9.08, 9.09,
      9.10, 9.11, 9.12, 9.13, 9.14, 9.15, 9.17, 9.18, 9.19, 9.20, 9.22, 9.26 or
      9.27 hereof; or any Obligor shall default in the performance of any of its obligations under SECTION 4.2 or 5.2 of the Security Agreement; or "Event of Default" under any Mortgage; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or

            (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

            (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

            (g) A proceeding or case shall be commenced, without the application or consent of such of the Company or any of its Subsidiaries as is affected thereby, in any court of competent jurisdiction, seeking (i) the reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of the debts of the Company or any of its Subsidiaries, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or any of its Subsidiaries or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or any of its Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

            (h) A final judgment or judgments for the payment of money in an amount in excess of $100,000 shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or such Subsidiary (as the case may be) shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (i) An event or condition specified in SECTION 9.01(I) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

            (j) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

            (k) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral stated to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under SECTION 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

            (l) Any of the following:

                     (i) 15 Business Days shall have elapsed after any material
            Correctional and Detention Facility Contract shall have been terminated and shall not have been renewed on substantially the same terms or terms more favorable to the Obligors (unless during such 15 Business Day period the Company shall have demonstrated to the satisfaction of the Administrative Agent and each Lender that such termination will not have a Material Adverse Effect); or

                    (ii) the payment terms of any material Correctional and
            Detention Facility Contract shall be modified or any other terms of any material Correctional and Detention Facility Contract shall be modified in any respect which the Majority Lenders determine could reasonably be expected to have a Material Adverse Effect; or

                   (iii) any Obligor shall default in the performance of any of its material obligations under any material Correctional and Detention Facility Contract; or

                    (iv) any party to any Correctional and Detention Facility
            Contract (other than an Obligor) shall default in the performance of any of its material obligations thereunder; or

                     (v) an event or condition of the type described in SECTION
            10(F) or 10(G) shall occur or exist with respect to any party to any material Correctional and Detention Facility Contract (other than an Obligor); or

                    (vi) any relevant legislature or administrative body shall fail to appropriate any material amount of funds in respect of any material Correctional and Detention Facility Contract

      (for purposes of this clause (l) and the following clause (m), a Correctional and Detention Facility Contract shall be deemed to be "material" if the failure of the Obligors to receive the amounts stated to be due and owing thereunder could reasonably be expected to have a Material Adverse Effect); or

            (m) Any Use Permit relating to a material Correctional and Detention Facility Agreement shall be revoked, withdrawn or otherwise terminated; or any Use Permit relating to a material Correctional and Detention Facility Agreement shall be modified, amended or supplemented in a way which the Majority Lenders determine could have a Material Adverse Effect; or

            (n) There shall have occurred a Change in Control;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this SECTION 11.01 with respect to any Obligor, (A) the Administrative Agent may and, upon request of the Majority Lenders shall, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent may and, upon request of the Majority Lenders shall by notice to the Company, declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this SECTION 11 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

      In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this SECTION 11.01 with respect to any Obligor, forthwith, without any demand or the taking of any other action by the Administrative Agent or the Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.

            11.02 LEASE-RELATED EVENTS OF DEFAULT.

            (a) LEASE-RELATED EVENTS OF DEFAULT. Each of the following events shall constitute a Lease-related Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority) and each such Lease-related Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

                  (i) Lessor shall fail to distribute in accordance with the provisions of Section 3 of the Loan Agreement any amount received by the Lessor pursuant to the Lease or the Master Agreement within two Business Days of receipt thereof if and to the extent that the Administrative Agent or the Synthetic Lease Loan Lenders are entitled to such amount or a portion thereof; or

                  (ii) the Lessor shall fail to pay to the Administrative Agent, within two Business Days of the Lessor's receipt thereof, any amount which a Lessee is required, pursuant to the Operative Documents, to pay to the Administrative Agent but erroneously pays to the Lessor; or

                  (iii) failure by the Lessor to perform in any material respect any other covenant or condition herein or in any other Operative Document to which the Lessor is a party, which failure shall continue unremedied for 30 days after receipt by the Lessor of written notice thereof from the Administrative Agent or any Synthetic Lease Loan Lender; or

                  (iv) any representation or warranty of the Lessor contained in any Operative Document or in any certificate required to be delivered thereunder shall prove to have been incorrect in a material respect when made and shall not have been cured within thirty days of receipt by the Lessor of written notice thereof from the Administrative Agent or any Synthetic Lease Loan Lender; or

                  (v) the Lessor or the General Partner (as that term is defined in the Master Agreement) shall become bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for the Lessor or the General Partner or for substantially all of its property without its consent and shall not be dismissed or stayed within a period of sixty days; or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against the Lessor or the General Partner and, if instituted against the Lessor or the General Partner, shall not be dismissed or stayed for a period of 60 days; or

                  (vi) any "Event of Default" (as that term is defined in the
            Master Agreement) shall occur and be continuing.

            (b) REMEDIES.

                    (i) Upon the occurrence of a Lease-related Event of Default,

                        (a) if such event is a Lease-related Event of Default
                    specified in clause (v) of SECTION 11.02(A) hereof with respect to the Lessor, automatically the Synthetic Lease Loan Commitments shall terminate and the outstanding principal of, and accrued interest on, the Synthetic Lease Loans shall be immediately due and payable, and

                         (b) if such event is any other Lease-related Event of
                    Default, upon written request of the Majority Synthetic Lease A and B Lenders, the Administrative Agent shall, by notice of default to the Lessor, declare the Synthetic Lease Loan Commitments of the Synthetic Lease Loan Lenders to be terminated forthwith and the outstanding principal of, and accrued interest on, the Synthetic Lease Loans to be immediately due and payable, whereupon the Synthetic Lease Loan Commitments of the Synthetic Lease Loan Lenders shall immediately terminate and the outstanding principal of, and accrued interest on, the Synthetic Lease Loans shall become immediately due and payable.

                    (ii) When a Lease-related Event of Default exists, the
            Administrative Agent may, and upon the written instructions of the Majority Synthetic Lease B Lenders shall, exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder, under the Notes, or any provision of law. When a Lease-related Event of Default exists, the Administrative Agent may, and upon the written instructions of the Majority Synthetic Lease B Lenders shall, have the right to exercise all rights of the Lessor under the Lease pursuant to the terms and in the manner provided for in the Mortgages and the Assignments of Lease and Rents.

                    (iii) Except as expressly provided above, no remedy under
            this SECTION 11.02(B) is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under this
            SECTION 11.02(B) or under the other Operative Documents or otherwise available at law or in equity. The exercise by the Administrative Agent or any Synthetic Lease Loan Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise of any other remedy or remedies. No express or implied waiver by the Administrative Agent or any Synthetic Lease Loan Lender of any Lease-related Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease-related Event of Default. The failure or delay of the Administrative Agent or any Synthetic Lease Loan Lender in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Administrative Agent or any Synthetic Lease Loan Lender shall not exhaust the same or constitute a waiver of any other right provided herein.


            SECTION 12. THE ADMINISTRATIVE AGENT.

            12.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in SECTION 12.05 and the first sentence of SECTION 12.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in SECTION 13.06(B) hereof).

            12.02 RELIANCE BY AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given all of the Lenders, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

            12.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to SECTION 12.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, PROVIDED that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

            12.04 RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, ING (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. ING (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and ING and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

            12.05 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under SECTION 13.03 hereof, but without limiting the obligations of the Company under said SECTION 13.03, and including in any event any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section
4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under SECTION 13.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

            12.06 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its

Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

            12.07 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under SECTION 12.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

            12.08 RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a financial institution that has an office in New York, New York. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this SECTION 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. The Administrative Agent may at any time assign all of its rights and obligations hereunder to any affiliate of the Administrative Agent by notice to the Company and each Lender.

            12.09 CONSENTS UNDER OTHER BASIC DOCUMENTS. Except as otherwise provided in SECTION 13.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, PROVIDED that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property permitted hereunder or to which the Majority Lenders have consented.

            SECTION 13. MISCELLANEOUS.

            13.01 WAIVER. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this

Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

            13.02 NOTICES. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy), delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            13.03 EXPENSES, ETC. The Company agrees to pay or reimburse each of the Lenders and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Mayer, Brown & Platt, special New York counsel to ING) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this SECTION 13.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

            The Company hereby agrees to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Repurchase Transaction and the transactions contemplated thereby, the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will (x) indemnify the Administrative Agent for any payments that the Administrative Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect to Accounts, as defined therein, are to be made and
(y) indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence arising under any Environmental Law as a result of (i) the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or (ii) the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or
(iii) any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, PROVIDED THAT the Company shall not be liable under this subclause (y) for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the party to be indemnified (or such party's employees or agents).

            13.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Administrative Agent and the Majority Lenders, or by the Company and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; PROVIDED that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders:
(i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of this SECTION 13.04, (vii) modify the definition of the term "Majority Lenders," "Majority Revolving Credit Lenders," "Majority Synthetic Lease A Lenders," "Majority Synthetic Lease B Lenders," "Majority Synthetic Lease A and B Lenders," "Majority Synthetic Lease Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in SECTION 7.01 hereof; (b) any modification or supplement of SECTION 7.02 hereof shall require the consent of all of the Revolving Credit Lenders (and shall not require the consent of any of the Synthetic Lease Loan Lenders); (c) any modification or supplement of SECTION 12 hereof shall require the consent of the Administrative Agent; (d) any modification or supplement of SECTION 6 hereof shall require the consent of each Subsidiary Guarantor; and (e) any modification or supplement of SECTION 9 hereof (other than SECTION 9.19 (Interest Rate Protection Agreements) or SECTION 9.22 (Use of Proceeds)), any determination as to whether the events described in clauses (i), (j), (l) or (m) of SECTION 11.01 hereof (ERISA matters, environmental matters, matters related to Correctional and Detention Facility Contracts and matters relating to Use Permits, respectively) have occurred, and the giving of any consent by the Administrative Agent under, and any other amendment of or modification to, the 2000 Subordination Agreement shall require the consent of the holders of at least 51% of the sum of (a) the Revolving Credit Commitments (or, after the termination of the Revolving Credit Commitments, the outstanding principal amount of the Revolving Credit Loans),
(b) the Synthetic Lease Loan Commitments (or, after the termination thereof, the outstanding principal amount of Synthetic Lease Loans), (c) the amount of the commitments to make B Loans (or, after the termination of such commitments, the outstanding amounts thereof), and (d) the amount of the commitment of the Lessor to make investments in Leased Property (or, after the termination of such commitment, the outstanding amount thereof).

            13.05 SUCCESSORS AND ASSIGNS; OBLIGATIONS UNDER OPERATIVE DOCUMENTS.

            (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (b) The Synthetic Lease Lenders acknowledge and agree that they benefit from certain provisions of the Master Agreement and the other Operative Documents, and each Synthetic Lease Lender hereby severally agrees to comply with all of the obligations in the Master Agreement and the other Operative Documents stated therein to be performed by it.

            13.06 ASSIGNMENTS AND PARTICIPATIONS.

            (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

            (b) Each Lender may, with the consent of the Administrative Agent and (in the case of a Revolving Credit Lender) the Letter of Credit Issuer, assign any of its Loans, its Notes, its Letter of Credit Liabilities and its Commitments (and, in the case of its outstanding Commitments, only with the consent of the Company which consent shall not be unreasonably withheld); PROVIDED that (i) no such consent by the Company or the Administrative Agent shall be required in the case of any assignment to another Lender; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000; (iii) each such assignment by a Lender of its Loans, Letter of Credit Liabilities or Commitment shall be made in such manner so that the same portion of its Loans, Letter of Credit Liabilities and Commitment is assigned to the respective assignee; and (iv) each such assignment by a Synthetic Lease Loan Lender of all or any portion of its Synthetic Lease Loan shall be made in such manner so that the same portion of its B Loan is assigned to the respective assignee. Upon execution and delivery by the assignor and the assignee to the Company and the Administrative Agent of an Assignment Agreement substantially in the form of Exhibit E hereto pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitment(s), Letter of Credit Liabilities and Loans specified in such Assignment Agreement, and upon consent thereto by the Company and the Administrative Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Letter of Credit Liabilities and Loans (or portion thereof) assigned to it (in addition to the Commitment(s), Letter of Credit Liabilities and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment, the assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

            (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitments, in which event each purchaser of a participation (a "PARTICIPANT") shall be entitled to the rights and benefits of the provisions of SECTION 9.01(K) hereof with respect to its participation in such Loans, Letter of Credit Interest and Commitments as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in SECTION 4.07(C) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under SECTION 5 hereof in respect of Loans and Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal,
      (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under SECTION 12.10 or
      13.04 hereof, requires the consent of each Lender.

            (d) In addition to the assignments and participations permitted under the foregoing provisions of this SECTION 13.06, any Lender may (without notice to the Company, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

            (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of SECTION 13.12 hereof.

            (f) Anything in this SECTION 13.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

            13.07 SURVIVAL. The obligations of the Company under SECTIONS 5.01,
5.05 and 13.03 hereof, the obligations of each Subsidiary Guarantor under
SECTION 6.03 hereof, and the obligations of the Lenders under SECTION 12.05 hereof, shall survive the repayment of the Loans and the Reimbursement Obligations and the termination of the Commitments.

            13.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            13.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            13.11 WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            13.12 CONFIDENTIALITY. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement, PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party relating to any of the Obligors or the transactions contemplated hereby, (vi) to a subsidiary or affiliate of such Lender or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of EXHIBIT C hereto; provided, FURTHER, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Company.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              CORNELL COMPANIES, INC.


                              By __________________________________
                              Title:


                              Address for Notices:
                               Cornell Companies, Inc.
                               1700 West Loop South
                               Suite 1500
                               Houston, Texas 77027

                              Attention:  Mr. John L. Hendrix

                              Telecopier No.:  (713) 623-2853

                              Telephone No.:  (713) 235-9321

                              SUBSIDIARY GUARANTORS

                              CORNELL CORRECTIONS MANAGEMENT,
                               INC.


                              By_______________________________
                              Title:


                              CORNELL CORRECTIONS CONSULTING,
                               INC.


                              By_______________________________
                              Title:


                              CORNELL CORRECTIONS OF
                               RHODE ISLAND, INC.


                              By_______________________________
                              Title:


                              THE CORNELL COX GROUP, L.P.

                              By  CORNELL CORRECTIONS OF NORTH
                                  AMERICA, INC.


                              By_______________________________
                              Title:


                              CORNELL CORRECTIONS OF NORTH
                               AMERICA, INC.


                              By_______________________________
                              Title:


                              CORNELL CORRECTIONS OF
                               TEXAS, INC.


                              By_______________________________
                              Title:

                              CORNELL CORRECTIONS OF
                               CALIFORNIA, INC.


                              By_______________________________
                              Title:


                              CORNELL CORRECTIONS OF
                               ALASKA, INC.


                              By_______________________________
                              Title:


                              CORNELL CORRECTIONS OF
                               OKLAHOMA, INC.


                              By_______________________________
                              Title:


                              INTERNATIONAL SELF HELP
                               SERVICES, INC.


                              By_______________________________
                              Title:


                              WBP LEASING, INC.


                              By_______________________________
                              Title:


                              CORNELL ABRAXAS GROUP, INC.


                              By_______________________________
                              Title:


                              CORNELL INTERVENTIONS, INC.


                              By_______________________________

                              Title:


                              CORNELL CORRECTIONS OF GEORGIA, L.P.

                              By CCG I CORPORATION, its general partner


                              By_______________________________
                              Title:


                              CCG I CORPORATION


                              By_______________________________
                              Title:

                              LESSOR

                              ATLANTIC FINANCIAL GROUP, LTD.

                              By: Atlantic Financial Managers, Inc.
                                  its General Partner


                              By_______________________________
                              Title:


                              Address for Notices:
                               Atlantic Financial Group, Ltd.
                               1000 Ballpark Way
                               Suite 304
                               Arlington, Texas 76011

                              Attn: Mr. Stephen S. Brookshire

                              Telecopier No.: (817) 265-0537

                              Telephone No.:  (817) 265-1263

                              LENDERS


REVOLVING CREDIT COMMITMENT         ING (U.S.) CAPITAL LLC
$10,714,285.71

SYNTHETIC LEASE LOAN COMMITMENT     By_________________________
$11,627,136.38                      Title:


                                    Lending Office for all Loans:
                                     ING Capital
                                     55 East 52nd Street
                                     New York, New York  10055

                                    Address for Notices:
                                     ING Capital
                                     55 East 52nd Street
                                     New York, New York  10055

                                    Attention: Merchant Banking Group --
                                     New York

                                    Telecopier No.:  (212) 409-5879

                                    Telephone No.:   (212) 409-1955

REVOLVING CREDIT COMMITMENT         BANK OF AMERICA, N.A.
$10,276,967.93

SYNTHETIC LEASE LOAN COMMITMENT     By_________________________
$11,152,559.39                      Title:


                                    Lending Office for all Loans:

                                    Mail:
                                     Bank of America, N.A.
                                     P.O. Box 2518
                                     Houston, Texas  77252-2518

                                    Physical Delivery:
                                     Bank of America, N.A.
                                     700 Louisiana Street, 7th Floor
                                     Houston, Texas  77002


                                    Address for Notices:

                                    Mail:
                                     Bank of America, N.A.
                                     P.O. Box 2518
                                     Houston, Texas  77252-2518

                                    Physical Delivery:
                                     Bank of America, N.A.
                                     700 Louisiana Street, 7th Floor
                                     Houston, Texas  77002

                                    Attention:  Mr. Craig S. Wall

                                    Telecopier No.:  (713) 247-7748

                                    Telephone No.:  (713) 247-6559

REVOLVING CREDIT COMMITMENT         SUNTRUST BANK
$8,746,355.69

SYNTHETIC LEASE LOAN COMMITMENT     By_________________________
$9,491,539.90                       Title:


                                    By_________________________
                                    Title:


                                    Lending Office for all Loans:
                                     SunTrust Bank
                                     3rd Floor
                                     Mail Code 1909
                                     201 4th Avenue North
                                     Nashville, Tennessee  37219

                                    Address for Notices:
                                     SunTrust Bank
                                     3rd Floor
                                     Mail Code 1909
                                     201 4th Avenue North
                                     Nashville, Tennessee  37219

                                    Attention: Mr. Bill Crawford

                                    Telecopier No.:  (615) 748-5269

                                    Telephone No.:  (615) 748-4629

REVOLVING CREDIT COMMITMENT         COMERICA BANK
$8,527,696.79

SYNTHETIC LEASE LOAN COMMITMENT     By_________________________
$9,254,251.41                       Title:

                                    Lending Office for all Loans:
                                     Comerica Bank
                                     US Banking Department
                                     4100 Spring Valley Road
                                     Suite 400
                                     Dallas, Texas  75244

                                    Address for Notices:
                                     Comerica Bank
                                     US Banking Department
                                     4100 Spring Valley Road
                                     Suite 400
                                     Dallas, Texas  75244

                                    Attention: Mr. Brian O. Donley

                                    Telecopier No.:  (972) 361-2550

                                    Telephone No.:  (972) 361-2548

REVOLVING CREDIT COMMITMENT         GUARANTY FEDERAL BANK, F.S.B.
$8,527,696.79

SYNTHETIC LEASE LOAN COMMITMENT     By_________________________
$9,254,251.41                       Title:


                                    Lending Office for all Loans:
                                     Guaranty Bank
                                     333 Clay Street, Suite 4430
                                     Houston, Texas  77002

                                    Address for Notices:
                                     Guaranty Bank
                                     333 Clay Street, Suite 4430
                                     Houston, Texas  77002

                                    Attention: Mr. Richard Menchaca

                                    Telecopier No.: (713) 759-0765

                                    Telephone No.:  (713) 759-9134

REVOLVING CREDIT COMMITMENT         FIRSTAR BANK, N.A.
$8,527,696.79

SYNTHETIC LEASE LOAN COMMITMENT     By_________________________
$9,254,251.41                       Title:


                                    Lending Office for all Loans:
                                     Firstar Bank, N.A.
                                     One Firstar Plaza
                                     St. Louis, Missouri  63101

                                    Address for Notices:
                                     Firstar Bank, N.A.
                                     One Firstar Plaza
                                     St. Louis, Missouri  63101

                                    Attention: Mr. J. Eric Hartman

                                    Telecopier No.: (314) 418-3859

                                    Telephone No.:  (314) 418-2336

REVOLVING CREDIT COMMITMENT         BHF (USA) CAPITAL CORPORATION
$6,559,766.76

SYNTHETIC LEASE LOAN COMMITMENT     By_________________________
$7,118,654.93                       Title:


                                    By_________________________
                                    Title:


                                    Lending Office for all Loans:
                                     BHF (USA) Capital Corporation
                                     590 Madison Avenue
                                     New York, New York  10022-2540

                                    Address for Notices:
                                     BHF (USA) Capital Corporation
                                     590 Madison Avenue
                                     New York, New York  10022-2540

                                     Attention:   Mr. Andrew Shipman

                                     Telecopier No.:  (212) 756-5536

                                     Telephone No.:  (212) 756-5988

REVOLVING CREDIT COMMITMENT         SOUTHTRUST BANK
$6,559,766.76

SYNTHETIC LEASE LOAN COMMITMENT     By_________________________
$7,118,654.93                       Title:


                                    Lending Office for all Loans:
                                     SouthTrust Bank
                                     One Riverway, Suite 400
                                     Houston, Texas  77056

                                    Address for Notices:
                                     SouthTrust Bank
                                     One Riverway, Suite 400
                                     Houston, Texas  77056

                                     Attention:   Mr. John Elam

                                     Telecopier No.:  (713) 627-1492

                                     Telephone No.:  (713) 402-3603

REVOLVING CREDIT COMMITMENT         SUMMIT BANK
$6,559,766.76

SYNTHETIC LEASE LOAN COMMITMENT     By_________________________
$7,118,654.93                       Title:


                                    Lending Office for all Loans:
                                     Summit Bank
                                     250 Moore Street, 2nd Floor
                                     Hackensack, New Jersey  07601

                                    Address for Notices:
                                     Summit Bank
                                     210 Main Street
                                     Hackensack, New Jersey  07601

                                     Attention:   Ms. Lisa Cohen

                                     Telecopier No.:  (201) 488-6185

                                     Telephone No.:  (201) 646-5465

                                    ING (U.S.) CAPITAL LLC,
                                      as Administrative Agent


                                    By_______________________________
                                    Title:


                                    Address for Notices to ING as Administrative
                                     Agent:

                                     ING Capital
                                     55 East 52nd Street
                                     New York, New York  10055

                                     Attention:   Merchant Banking Group -- New
                                      York

                                     Telecopier No.:  (212) 409-5879

                                     Telephone No.:  (212) 409-1955